UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ULTRALIFE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ULTRALIFE CORPORATION

2000 Technology Parkway

Newark, New York 14513

May 28, 2024

To Our Stockholders:

On behalf of the Board of Directors of Ultralife Corporation (the “Company”) you are cordially invited to attend the 2024 Annual Meeting of Stockholders of the Company on Tuesday, July 16, 2024 at 9:00 A.M. Eastern Time at the Sheraton Charlotte Airport Hotel located at 3315 Scott Futrell Drive, Charlotte, NC 28202. As always, we encourage you to vote your shares prior to the 2024 Annual Meeting of Stockholders.

This year, we are again providing our proxy materials on the internet. Accordingly, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement and our 2023 Annual Report to Stockholders. The Notice contains instructions about how to access those documents and vote online. The Notice also contains instructions about how each of our stockholders can also receive a paper copy of our proxy materials, including the Proxy Statement, our 2023 Annual Report to Stockholders and a form of proxy card or voting instruction card. By taking advantage of the Securities and Exchange Commission Rules permitting this internet distribution process, the Company will not only reduce the environmental impact of the 2024 Annual Meeting of Stockholders, but also reduce our costs of printing and distributing proxy materials.

Your continued interest in the Company is greatly appreciated. We look forward to a productive 2024 Annual Meeting of Stockholders.

Very truly yours, Michael E. Manna, President and Chief Executive Officer

ULTRALIFE CORPORATION

2000 Technology Parkway

Newark, New York 14513

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JULY 16, 2024

Notice is hereby given that the 2024 Annual Meeting of Stockholders of Ultralife Corporation will be held on Tuesday, July 16, 2024 at 9:00 A.M. Eastern Time at the Sheraton Charlotte Airport Hotel located at 3315 Scott Futrell Drive, Charlotte, NC 28202 for the purposes which follow below.

1.	To elect five directors for a term of one year and until their successors are duly elected and qualified;

2.	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve the adoption of the Ultralife Corporation 2024 Long-Term Incentive Plan;

4.	To vote on a stockholder proposal of a non-binding advisory resolution entitled “Directors to be Elected by Majority Vote”; and

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock, par value $.10 per share, at the close of business on May 23, 2024 are entitled to receive notice of, and to vote at and attend the 2024 Annual Meeting of Stockholders. Your vote is important. Whether or not you plan to attend our 2024 Annual Meeting of Stockholders, we hope that you will vote as soon as possible. If you received only a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you may vote your shares at the internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the internet site address listed on the Notice, by calling the toll-free number or by sending an e-mail to the e-mail address listed on the Notice. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: voting at the internet site address listed on your proxy or voting instruction card; calling the toll-free number listed on your proxy or voting instruction card; or signing, dating and returning the enclosed proxy or voting instruction card in the pre-addressed envelope provided.

By Order of the Board of Directors Bradford T. Whitmore, Chair of the Board of Directors

Newark, New York

Dated: May 28, 2024

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
Quorum	2
Vote Required	3
Abstentions	3
Broker Voting	3

PROPOSAL 1 ELECTION OF DIRECTORS	4

CORPORATE GOVERNANCE	6
General	6
Committees of the Board of Directors	6
Audit and Finance Committee	7
Corporate Development and Governance Committee	7
Compensation and Management Committee	7
Stockholder Recommendations and Standards for Director Nominations	8
Annual Meeting Attendance	8
Executive Sessions	8
Communicating with the Board of Directors	8
Code of Ethics	9
Related Party Transactions	9
Employee, Officer and Director Hedging	9
Risk Management	9

DIRECTOR COMPENSATION	9
Annual Retainers	10
Director Compensation Table	11

EXECUTIVE OFFICERS	12

EXECUTIVE OFFICER COMPENSATION	13
Summary Compensation Table	13
Narrative to Summary Compensation Table	14
Outstanding Equity Awards	17
Option Exercises	18
Pay Versus Performance	19
Employment Arrangements	19
Retirement Benefits and Potential Payments upon Termination, Change in Control or Retirement	20
Stock Ownership Guidelines	20

PROPOSAL 2 RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
Principal Accountant Fees and Services	21

REPORT OF THE AUDIT AND FINANCE COMMITTEE	22

PROPOSAL 3 APPROVE THE NEW 2024 LTIP	23
Summary of New LTIP	23
New Plan Benefits	27
Tax Status of New LTIP Awards	27
Stock Price	28
Required Vote and Board of Directors’ Recommendation	28

PROPOSAL 4 STOCKHOLDER PROPOSAL ENTITLED DIRECTORS TO BE ELECTED BY MAJORITY VOTE	29

OTHER MATTERS	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	31

SECURITY OWNERSHIP OF MANAGEMENT	32

SUBMISSION OF STOCKHOLDER PROPOSALS	33

In this Proxy Statement, unless otherwise instructed the terms “Ultralife,” “Company,” “we,” “our,” and “us” refer to Ultralife Corporation (“Ultralife”) and its wholly owned subsidiaries: ABLE New Energy Co., Limited and it wholly owned subsidiary ABLE New Energy Co. Ltd (collectively “ABLE”); Ultralife UK LTD and its wholly owned subsidiary Accutronics Ltd (collectively “Accutronics”); Ultralife Batteries (UK) Ltd.; Southwest Electronic Energy Corporation and it wholly owned subsidiary, CLB, Inc. (collectively “SWE”); Ultralife Excell Holding Corp (“UEHC” and its wholly owned subsidiary Excell Battery Corporation USA (collectively Excell Battery USA”), Ultralife Canada Holding Corp (wholly owned by UEHC, “UCHC”) and its wholly owned subsidiary Excell Battery Canada ULC (“Excell Battery Canada”) and its majority-owned joint venture Ultralife Batteries India Private Limited (Ultralife India”). This Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated into the Proxy Statement by reference.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental and social goals, commitments and strategies. These statements involve risks and uncertainties and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. We assume no obligations to update any forward-looking statements or information, which speak as of their respective dates.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and developments in the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein.

These materials were first sent or made available to stockholders on May 28, 2024.

IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2024 ANNUAL MEETING OF STOCKHOLDERS, WE ENCOURAGE YOU TO VOTE IN ANY OF THE MANNERS DESCRIBED IN THIS PROXY STATEMENT. WE ALSO ENCOURAGE BENEFICIAL OWNERS TO FOLLOW THE INSTRUCTIONS PROVIDED BY THEIR BROKER REGARDING HOW TO VOTE. YOUR BROKER CANNOT VOTE YOUR SHARES FOR DIRECTOR NOMINEES UNLESS YOU PROVIDE YOUR BROKER WITH VOTING INSTRUCTIONS. SEE “BROKER VOTING” BELOW FOR MORE INFORMATION.

ULTRALIFE CORPORATION
2000 Technology Parkway
Newark, New York 14513
(315) 332-7100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 16, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this Proxy Statement to our stockholders in connection with our Board of Directors’ solicitation of proxies for use at our 2024 Annual Meeting of Stockholders, which we refer to in this Proxy Statement as the Meeting, to be held on Tuesday, July 16, 2024 at 9:00 A.M. Eastern Time and at any adjournments or postponements thereof. The Meeting will be held at the Sheraton Charlotte Airport Hotel located at 3315 Scott Futrell Drive, Charlotte, NC 28202.  As always, we encourage you to vote your shares prior to the Meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the internet. If you received only a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice will instruct you how to access and review the proxy materials on the internet. The Notice will also instruct you as to how you may submit your proxy or voting instruction card over the internet. If you received only a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice. The Notice only identifies the items to be voted on at the Meeting. The Notice explains how to cast your vote.

The Notice was first being sent to our stockholders on or about May 28, 2024 and our proxy materials were first being made available to our stockholders on or about May 28, 2024.

You may vote by proxy or in person at the Meeting. If you received only the Notice by mail, you may vote your shares online by proxy at the internet site address listed on the Notice. You may also request a paper copy of our proxy materials by (i) visiting the internet site address, (ii) calling the toll-free number or (iii) by sending an email to the email address, listed on the Notice. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you vote via the internet or by telephone, do not return your proxy card. Even if you plan to attend the Meeting in person, we recommend that you vote by proxy prior to the Meeting, to assure your vote counts. You can always change your vote as described below.

When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the stockholder’s directions. If the proxy is signed, dated and returned without choices having been specified (except in the case of broker non-votes), the shares will be voted FOR the election of each director-nominee named therein.

You may receive more than one Notice or more than one paper copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy or voting instruction cards, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold your shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all your shares by proxy, you must (i) vote at the internet site address listed on the Notice, proxy or voting instruction card, (ii) call the toll-free number listed on your proxy or voting instruction card, or (iii) sign, date and return each proxy card and voting instruction card that you receive. If you vote via the internet or telephone do not also sign, date and return your proxy card.

If for any reason any of the nominees for election as directors become unavailable for election, the holders of the proxies will exercise discretionary authority to vote for substitute nominees proposed by our Board of Directors. A stockholder has the right to revoke a previously granted proxy at any time before it is voted by filing with Philip A. Fain, our Corporate Secretary, a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy and voting in person at the Meeting.

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and regular employees, without extra remuneration, may solicit proxies personally or by telephone, email or similar communication. However, such officers, directors and regular employees may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. We have not engaged a proxy solicitation firm, but we may decide to retain the services of a proxy solicitation firm in the future if we believe it is appropriate under the circumstances. In those situations where the beneficial owner of shares is not the record holder, we will reimburse record holders for reasonable expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares. We estimate that the costs of solicitation will be approximately $5,000.

Only stockholders of record at the close of business on May 23, 2024 are entitled to notice of, and to vote at, the Meeting. As of May 23, 2024, there were 16,622,179 shares of our common stock, par value $.10 per share, issued and outstanding, each entitled to one vote per share at the Meeting.

Quorum

A majority of the outstanding shares of our common stock, represented in person or by proxy at the Meeting, will constitute a quorum with respect to the voting of proposals submitted to the stockholders, as described in this Proxy Statement. For purposes of determining whether a quorum is present, stockholders of record who are present at the Meeting in person or by proxy are considered to be present at the Meeting.

Vote Required

The table below describes the vote required at the Meeting to approve each of the proposals described in this Proxy Statement, assuming the presence of a quorum:

Proposal		Vote Required

1.	Election of directors	Plurality of the shares present in person or by proxy at the Meeting and entitled to vote

2.	Ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of the shares present in person or by proxy at the Meeting and entitled to vote*

3.	Approval of the adoption of the Ultralife Corporation 2024 Long-Term Incentive Plan (“New LTIP”)	Majority of the shares present in person or by proxy at the Meeting and entitled to vote

4.	To vote on a stockholder proposal by Mr. Kenneth Steiner of a non-binding advisory resolution entitled “Directors to be Elected by Majority Vote”	Majority of the shares present in person or by proxy at the Meeting and entitled to vote

* The selection of Freed Maxick CPAs, P.C. is being presented to our stockholders for ratification. The Audit and Finance Committee will consider the outcome of this vote when selecting our independent registered public accounting firm for this and subsequent fiscal years but may, in its discretion, determine to maintain its selection of Freed Maxick CPAs, P.C.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the Meeting are considered to be present for the purpose of determining whether a quorum exists. Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the other proposals set forth in this Proxy Statement, because abstentions are deemed to be present and entitled to vote but do not count toward the affirmative vote required to approve the proposal.

Broker Voting

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who hold record ownership of shares in street name for their clients to vote your shares on routine matters but not otherwise. The only proposal being submitted to the stockholders that is considered routine and as to which brokers may exercise discretion to vote is Proposal 2 concerning ratification of the selection of our independent registered public accounting firm. Brokers will not be permitted to vote shares they hold as nominee in their discretion for the election of directors. If you want your shares held in your broker account to be counted in the election of directors or Proposals 3 and 4, you must provide instructions to your broker on how to vote your shares.

A broker non-vote occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions. Shares subject to broker non-votes are considered to be present for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement but are not counted for purposes of determining the number of shares entitled to vote on non-routine matters. A broker non-vote will have no effect on the election of directors or on the approval of the advisory resolution, with respect to non-routine matters. Shares representing broker non-votes will not be counted for purposes of determining the number of shares entitled to vote on such Proposals.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently has five directors, all of whom have been nominated to serve for an additional one-year term. If elected, each director standing for election shall serve until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. Except for Mr. Manna, none of the individuals nominated for re-election to our Board, is or has been employed by a parent, subsidiary or other affiliate of the Company. The names of, and certain information with respect to, the persons nominated for election as directors are presented below.

Name	Age	Present Principal Occupation, Employment History and Expertise

Michael E. Manna	54

Mr. Manna has served as our President and Chief Executive Officer and as a director of the Company since November 22, 2022. Mr. Manna has thirty years’ experience in the battery industry, all with Ultralife Corporation. He joined the Company in 1993 and held numerous leadership positions of increasing responsibility in engineering, operations, product management, research & development and sales. Most recently, Mr. Manna served as President, Battery & Energy Products and continues in his leadership of this business segment. Mr. Manna is a well-recognized expert in rechargeable and primary battery cell design across multiple chemistries in both commercial and government/defense markets. He has been awarded several patents for the Company and was a key member of the team that delivered the first Lithium-Ion Polymer Cell to the market. Mr. Manna has a BS degree in Computer Science from Rochester Institute of Technology. Mr. Manna has been nominated for election to our Board of Directors because of his battery industry expertise and his demonstrated leadership as President and Chief Executive Officer of the Company.

Janie Goddard	53

Ms. Goddard has been a director of the Company since February 21, 2023. Since October 2023, Janie has served as the CEO of ICM Controls Corporation, an advanced manufacturing company. ICM provides electronic controls, components, and sub-systems for industrial applications. Prior to ICM, Ms. Goddard served as a Divisional Chief Executive for the Environmental and Analysis Sector at Halma plc, a global group of technology companies and as a Divisional Chief Executive of Halma’s Medical and Environmental Sector from 2019 - 2023. Prior to Halma, Ms. Goddard served in leadership roles at Novanta, Covidien (acquired by Medtronic), and Johnson & Johnson. Ms. Goddard also serves on the board of directors of Methode Electronics, Inc., a public company (NYSE: MEI) that develops and manufactures custom solutions for automotive and industrial markets. She received a B.S. in Business Administration from Washington University in St. Louis and an M.B.A. from Harvard Business School. Ms. Goddard has been nominated for election to our Board of Directors because of her strong track record of profit and loss leadership within global companies, her background in commercial execution, strategic marketing, product development and in mergers and acquisitions.

Thomas L. Saeli	67	Mr. Saeli has been a director of the Company since March 2010. In March 2024, Mr. Saeli retired from JRB Enterprises / Duro-Last Inc, where since 2011, he had served in the positions of Chief Executive Officer, President and a director. JRB Enterprises / Duro-Last Inc is a diversified manufacturer of primarily low slope commercial roofing systems and the business was sold to Holcim Inc one year prior to his retirement. From 2009 to 2011, Mr. Saeli was a consultant to international corporate clients on matters involving business development strategies, acquisitions and operations. He previously served as Chief Executive Officer and a director of Noble International, Ltd., an international automotive supplier. Prior to that, Mr. Saeli was Vice President of Corporate Development for Lear Corporation, an international automotive supplier. Mr. Saeli has served on boards of various privately held businesses and nonprofit organizations. Mr. Saeli has a BA in Economics from Hamilton College, and an MBA in Finance and Accounting from Columbia University’s Graduate School of Business. Mr. Saeli has been nominated for re-election to our Board of Directors because of his manufacturing, corporate development, mergers and acquisitions and finance experience. Mr. Saeli qualifies as an audit committee financial expert under applicable SEC rules.

Name	Age	Present Principal Occupation, Employment History and Expertise

Robert W. Shaw II	67

Mr. Shaw has been a director of the Company since June 2010. Since 2015 he has been a consultant for Pratt Miller, Inc., a large engineering company for automotive racing and defense businesses.  Mr. Shaw has served as President of the largest dining and excursion boat operator in the United States, with over 100 vessels. He has been President of a large mechanical contracting company specializing in the federal government and healthcare markets.  Mr. Shaw served in the US Marine Corps as an infantry Captain, has an MBA degree from Harvard University and a BS degree in engineering from Cornell University. Mr. Shaw has been nominated for re-election to our Board of Directors because of his management expertise and experience as an executive officer.

Bradford T. Whitmore	67

Mr. Whitmore has been a director of the Company since June 2007 and Chair of our Board of Directors since March 2010. Since 1985, he has been the Managing Partner of Grace Brothers LP, an investment firm that holds approximately 3% of the outstanding shares of our common stock. Mr. Whitmore and Grace Brothers LP collectively hold or claim beneficial ownership of 37.3% of the outstanding shares of our common stock. Mr. Whitmore has a BS in Mechanical Engineering from Purdue University and an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management. Over the past several years, Mr. Whitmore has served as a director of several privately held companies in which Grace Brothers LP and its affiliates held investments as well as not-for-profit organizations. Mr. Whitmore has been nominated for re-election to our Board of Directors because of his corporate development expertise and significant expertise in corporate financial matters.

Our Board of Directors has approved the above-named nominees for directors. Our Board of Directors recommends a vote FOR each of these nominees. Unless otherwise directed on your proxy, your shares will be voted FOR each of the above-named nominees for directors.

CORPORATE GOVERNANCE

General

Pursuant to the General Corporation Law of the State of Delaware and our By-laws, our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of Company business through regular discussions with our President and Chief Executive Officer and our Chief Financial Officer, Treasurer and Secretary, by reviewing materials provided to them by the Company’s management and by participating in meetings of the Board and its committees.

All of our directors who have been recommended for election, except for Michael E. Manna, our President and Chief Executive Officer, are “independent” for purposes of listing standards of The NASDAQ Global Market (“NASDAQ”) applicable to the Corporate Development and Governance Committee and the Compensation and Management Committee. In addition, our Board of Directors has determined that except for Michael E. Manna and Bradford T. Whitmore, our Board Chair, all directors are “independent” for purposes of NASDAQ listing standards applicable to the Audit and Finance Committee. We believe that the segregation of the roles of Board Chair from that of the President and Chief Executive Officer ensures better overall governance of our Company and provides meaningful checks and balances regarding our overall performance. This structure allows our President and Chief Executive Officer to focus on our business while the Board Chair leads our Board of Directors in establishing corporate policy and enhancing our governance structure and practices. We believe this structure is appropriate for a company with our varied product portfolio addressing both commercial and defense markets.

Our Board of Directors has three standing committees: an Audit and Finance Committee, a Corporate Development and Governance Committee, and a Compensation and Management Committee. During 2023, our Board of Directors held four meetings and the committees of our Board of Directors held a total of thirteen meetings. During 2023, Bradford T. Whitmore served as our Board Chair. As Board Chair, Mr. Whitmore served as a non-voting ex-officio member of all of our Board committees. Each director attended, in person or virtually, at least 75% of the aggregate of: 1) the total number of meetings of the Board; and 2) the total number of meetings held by all committees of the Board on which he or she served.

Our Board of Directors has adopted a charter for each of the three standing committees that addresses the composition and function of each committee and has also adopted Corporate Governance Principles that address the composition and function of the Board of Directors. These charters and Corporate Governance Principles are available on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.” Pursuant to our Corporate Governance Principles, it is our policy that directors retire from service at the annual meeting following their 70th birthday.

Our Board of Directors has determined that all directors who serve on these committees are “independent” for purposes of the listing standards of NASDAQ, and that the members of the Audit and Finance Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. Our Board of Directors based these determinations primarily on a review of the responses of the directors to questions regarding employment, compensation history, affiliations and family and other relationships, and on follow-up discussions with directors.

Our Board of Directors, consisting of five members, has one director who identifies as “Female” and “African American or Black” in accordance with NASDAQ’s listing standards.

Committees of the Board of Directors

The composition and the functions of our three standing committees of our Board of Directors are set forth below. Our Board of Directors will appoint members of the committees and designate Chairs of those committees from among those individuals elected at the Meeting to serve on our Board of Directors until the 2025 Annual Meeting of Stockholders.

Audit and Finance Committee

The current members of the Audit and Finance Committee are Thomas L. Saeli (Chair), Janie Goddard and Robert W. Shaw II. This committee selects our independent registered public accounting firm and has oversight responsibility for reviewing the scope and results of the independent registered public accounting firm’s annual audit of our financial statements and the quality and integrity of those financial statements. Further, the Audit and Finance Committee reviews the qualifications and independence of the independent registered public accounting firm. The Audit and Finance Committee meets with our Chief Financial Officer and Treasurer, our Corporate Controller and the independent registered public accounting firm to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to our financial condition and has the power to engage outside counsel and other outside experts. The Audit and Finance Committee also reviews and monitors areas of financial and cybersecurity risk that could have a material impact on our Company. The Audit and Finance Committee met four times during 2023.

Our Board of Directors has determined that each of the members of the Audit and Finance Committee is “financially literate” in accordance with NASDAQ listing standards. In addition, our Board of Directors has determined that Mr. Saeli qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Corporate Development and Governance Committee

The current members of the Corporate Development and Governance Committee are Janie Goddard (Chair), Thomas L. Saeli and Robert W. Shaw II. This committee works with management to develop corporate strategy and to identify and evaluate acquisition opportunities, reviews the performance and compensation of our directors annually, makes annual recommendations to our Board of Directors for nominations for election to the Board of Directors and committee assignments and for the compensation of our directors, and manages the annual evaluation of the performance of our President and Chief Executive Officer and our Board Chair. The Corporate Development and Governance Committee met five times during 2023.

The Corporate Development and Governance Committee identifies potential nominees for director based on its own research for appropriate candidates as well as on recommendations received by directors or from stockholders as described below. The Corporate Development and Governance Committee has the authority to retain an executive search firm to assist in the identification of potential director nominees. The evaluation process and the factors considered in undertaking that evaluation are set forth under the caption “Stockholder Recommendations and Standards for Director Nominations” below.

The Corporate Development and Governance Committee also has overall responsibility for assessing and managing our exposure to risks associated with the conduct of our business.

Compensation and Management Committee

The current members of the Compensation and Management Committee are Robert W. Shaw II (Chair), Janie Goddard and Thomas L. Saeli. The Compensation and Management Committee has ultimate responsibility for determining the compensation of officers appointed by our Board of Directors, granting stock options and other equity awards and otherwise administering our equity compensation plans, and approving and administering any other compensation plans or agreements. The Compensation and Management Committee has the authority to retain outside experts in making compensation determinations. The Ultralife Corporation 2014 Long-Term Incentive Plan (“2014 LTIP”) is administered by the Compensation and Management Committee. In addition, if approved by the Company’s stockholders, the proposed Ultralife Corporation Long-Term Incentive Plan (the “New LTIP”) will be administered by the Compensation and Management Committee. The Compensation and Management Committee met four times during 2023.

Stockholder Recommendations and Standards for Director Nominations

As noted above, the Corporate Development and Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board of Directors, including nominations submitted by stockholders. Such recommendations, if any, should be sent to our Corporate Secretary, Attn: Philip A. Fain, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. Any recommendations submitted to the Corporate Secretary should be in writing and should include any material the stockholder considers appropriate in support of that recommendation but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director, should he or she be elected. The Corporate Development and Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation.

The Corporate Development and Governance Committee reviews the credentials of potential director candidates, including those recommended by stockholders, in making a determination whether to conduct a full evaluation of a candidate. The Corporate Development and Governance Committee considers the composition, size and diversity of the existing Board of Directors, along with other factors such as any anticipated vacancies due to retirement or other reasons and the Company’s need for a person with specific skills, experiences or attributes, in making its determination to conduct a full evaluation of a candidate. As part of the full evaluation process, the Corporate Development and Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Corporate Development and Governance Committee may also ask the candidate to meet with management and other members of our Board of Directors.

In evaluating a director candidate, our Board of Directors, with the assistance of the Corporate Development and Governance Committee, considers a variety of factors that would qualify the candidate to serve as a director. The criteria for selection to our Board of Directors, as described in our Corporate Governance Principles, include character and leadership skills; general business acumen and executive experience; knowledge of strategy, finance and relations between business and government; and internal business operations – all to ensure an active and diverse Board of Directors whose members work well together and possess the collective knowledge and expertise required to meaningfully contribute as directors. Our Corporate Development and Governance Committee reviews the qualifications of director candidates with those of our current directors to augment and complement the skills, experiences and attributes of our current Board members. The Company is committed to a Board of Directors comprised of individuals with diverse backgrounds, skills and experiences.

Annual Meeting Attendance

Our policy is that all our directors, absent special circumstances, should participate in our Annual Meetings of Stockholders, either in person or telephonically. All directors participated in last year’s Annual Meeting of Stockholders.

Executive Sessions

Our Corporate Governance Principles require our independent directors to meet in executive session regularly by requiring them to have at least four regularly scheduled meetings per year without management present. Our independent directors met in executive session four times during 2023. In addition, our standing committees meet in executive session on a regular basis.

Communicating with the Board of Directors

Stockholders interested in communicating directly with our Board of Directors as a group or individually must request the opportunity to do so in writing to our Corporate Secretary, Attn. Philip A. Fain, Ultralife Corporation, 2000 Technology Parkway, Newark, New York 14513. The Corporate Secretary will review all such correspondence and forward to our Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that are addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit and Finance Committee and handled in accordance with the procedures established by the Audit and Finance Committee with respect to such matters.

Code of Ethics

We have a Code of Ethics applicable to all employees, including our named executive officers and all members of our Board of Directors. Our Code of Ethics includes the elements of a code of ethics specified in Item 406 of Regulation S-K and also complies with NASDAQ’s requirements for a code of conduct. Stockholders can find a link to this Code of Ethics on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.”

Our Code of Ethics emphasizes our commitment to conducting business in a legal and ethical manner and encourages prompt and confidential reporting of any suspected violations of law or the Code of Ethics. As part of our Code of Ethics, directors and employees are expected to make business decisions and to take actions based upon the best interests of our Company and not based upon personal relationships or benefits. In conjunction with our Code of Ethics, our General Counsel conducts an annual training session with our Board of Directors with emphasis on all facets of compliance with new and existing regulations and best practices. Any potential conflict of interest, and any transaction or relationship involving our officers or directors that could give rise to a conflict of interest, must be reviewed and resolved by our Corporate Development and Governance Committee.

Related Party Transactions

We have adopted written policies and procedures for the review and approval or ratification of any “related party transaction,” as defined by Regulation S-K, Item 404. The policy provides that each related party transaction must be reviewed by our Audit and Finance Committee. The Audit and Finance Committee reviews the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics, and either recommends that the Board of Directors approve or disapprove the related party transaction. We will disclose all related party transactions, as required, in our filings with the SEC. No reportable transactions occurred during 2023 and 2022, and there are currently no such proposed transactions.

Employee, Officer and Director Hedging

Pursuant to our Insider Trading Compliance Policy, the Company’s directors, officers and employees are prohibited from engaging in short sales of Ultralife securities or from buying or selling put options, call options or other derivatives of Ultralife securities.

Risk Management

Our management team is responsible for assisting the Corporate Development and Governance Committee in its assessment of our exposure to risks associated with the conduct of business. We have an enterprise risk management process to identify, assess and manage the most significant risks facing our Company. Our Corporate Development and Governance Committee has overall responsibility to regularly review management’s risk management process, including the policies and guidelines used by management to identify, assess and manage our exposure to risk on an on-going basis. Our Audit and Finance Committee has oversight responsibility for financial risks and other risks that could have a material impact on our Company. Our management reviews these financial risks with our Audit and Finance Committee regularly and reviews the risk management process, as it affects financial risks, with our Audit and Finance Committee on an on-going basis. Based upon this risk assessment and management process, the Board may recommend changes to the operations of the Company to reduce risk.

DIRECTOR COMPENSATION

Our Corporate Development and Governance Committee presently uses cash compensation to attract and retain qualified candidates to serve on our Board of Directors. Our practice is to survey our peer group companies, generally consisting of like-sized micro-cap companies and/or public companies in our industry, periodically to ascertain whether our overall director compensation is appropriate and balanced. If we perceive that there has been a major change in our Company or the market, we may survey more frequently as directed by our Corporate Development and Governance Committee. In setting director compensation, our Corporate Development and Governance Committee considers the amount of time that directors spend fulfilling their duties to us, the skill-level required by members of our Board of Directors, and based on publicly available data, the compensation paid to directors in similar-sized organizations in our industry. Our program is designed to deliver annual director compensation at the median levels of director compensation for companies in similar industries and of similar size. Our annual director compensation period runs from July 1 to June 30.

Annual Retainers

Each non-employee director will receive an annual cash retainer of $70,040, except for the Board Chair, who will receive an annual cash retainer of $103,000, for the period July 1, 2023 through June 30, 2024, the same as the amounts paid to our non-employee directors for the period July 1, 2022 through June 30, 2023. These retainers are paid quarterly in cash. In addition, each director who is a member of a Board committee receives an additional cash retainer for such committee service.

Annual retainers for Board committee service for the period July 1, 2023 to June 30, 2024 were as follows:

	Annual Retainer for Committee Members	Annual Retainer for Committee Chair
Audit and Finance Committee	$6,950	$17,250
Compensation and Management Committee	$6,950	$17,250
Corporate Development and Governance Committee	$6,950	$17,250

Annual retainers for Board committee service for the period July 1, 2022 to June 30, 2023 were as follows:

	Annual Retainer for Committee Members	Annual Retainer for Committee Chair
Audit and Finance Committee	$6,950	$17,250
Compensation and Management Committee	$5,410	$13,650
Corporate Development and Governance Committee	$6,950	$17,250

Annual retainers for both committee members and committee chairs are paid quarterly in cash. For Board and committee service during the fiscal year ended December 31, 2023, we paid our non-employee directors an aggregate $435,427.

Our non-employee directors have stock ownership guidelines that require them to maintain ownership of at least $40,000 of our common stock. Newly elected directors have two years from their election to the Board to achieve the stock ownership requirement. Currently, all our non-employee directors, except for Ms. Goddard who joined the Board on February 21, 2023 and has two years from that date to achieve the stock ownership requirement, meet the stock ownership guidelines. Refer to the Executive Officer Compensation section contained herein for stock ownership guidelines for our named executive officers.

Director Compensation Table

The table below summarizes the compensation paid by us to our non-employee directors for their service for the fiscal year ended December 31, 2023. Pursuant to our Corporate Governance Principles, it is our policy that directors retire from service at the annual meeting following their 70th birthday. Accordingly, Ranjit C. Singh retired at our 2023 Annual Meeting of Stockholders. Janie Goddard joined our Board on February 21, 2023 and was subsequently elected a director at our 2023 Annual Meeting of Stockholders.

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
	(1)	(2)	(3)	(4)	(5)	(6)
Janie Goddard	82,792	-	-	-	-	-	82,792
Thomas L. Saeli	100,420	-	-	-	-	-	100,420
Robert W. Shaw II	99,390	-	-	-	-	-	99,390
Ranjit C. Singh	49,825	-	-	-	-	-	49,825
Bradford T. Whitmore	103,000	-	-	-	-	-	103,000
	435,427	-	-	-	-	-	435,427

(1)	Amounts shown represent cash compensation earned during 2023. Amounts may differ from amounts paid in 2023 due to timing of payments.

(2)	There were no stock awards granted to our non-employee directors during 2023 or outstanding at December 31, 2023.

(3)	There were no option awards granted to our non-employee directors during 2023 or outstanding at December 31, 2023.

(4)	There was no non-equity incentive plan compensation paid to our non-employee directors for the fiscal year ended December 31, 2023.

(5)	No non-qualified deferred compensation earnings were accrued for our non-employee directors for the fiscal year ended December 31, 2023.

(6)	There was no other compensation paid to our non-employee directors for the fiscal year ended December 31, 2023.

Michael E. Manna, our current President and Chief Executive Officer was ineligible to receive compensation for his service as a director because he is also an employee. Refer to the Summary Compensation Table for the compensation of our named executive officers.

EXECUTIVE OFFICERS

Our named executive officers are appointed annually by our Board of Directors. Our named executive officers for fiscal 2023 were:

●	Michael E. Manna, President and Chief Executive Officer

●	Philip A. Fain, Chief Financial Officer, Treasurer and Secretary

There were no other individuals who meet the definition of Named Executive Officer.

Mr. Manna’s information is set forth above with the other directors standing for election. Certain information with respect to our other named executive officer for fiscal 2023 is presented below.

Name	Age	Present Principal Occupation and Employment History

Philip A. Fain	69

Mr. Fain was named our Chief Financial Officer in November 2009, Treasurer in December 2009 and Corporate Secretary in April 2013. He previously served as Vice President of Business Development, having joined us in February 2008. Prior to joining us, he was Managing Partner of CXO on the GO, LLC, a management-consulting firm, which he co-founded in November 2003 and which we retained in connection with our acquisition activity. Prior to founding CXO on the GO, LLC, Mr. Fain served as Vice President of Finance - RayBan Sunoptics for Luxottica, SpA. Prior to the acquisition of Bausch & Lomb’s global eyewear business by Luxottica, Mr. Fain served as Bausch & Lomb’s Senior Vice President Finance - Global Eyewear from 1997 to 1999 and as Vice President and Controller for the US Sunglass business from 1993 to 1996. In these roles, he led the process to acquire some of the world’s most sought-after sunglass companies and brands for Bausch & Lomb. From 1983 to 1993, Mr. Fain served in various positions with Bausch & Lomb including executive positions in corporate accounting, finance and audit. Mr. Fain began his career as a CPA and consultant with Arthur Andersen & Co. in 1977. He received his BA in Economics from the University of Rochester and an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.

EXECUTIVE OFFICER COMPENSATION

This Proxy Statement provides certain information relating to the compensation of our named executive officers. We have determined that Mr. Manna and Mr. Fain were our named executive officers for 2023 and that Mr. Popielec, the Company’s former CEO and President, from January 1, 2022 to November 22, 2022, Mr. Manna commencing November 22, 2022, and Mr. Fain were our named executive officers for 2022.

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we are providing executive compensation information in accordance with the scaled disclosure requirements of Regulation S-K. As a result, a Compensation Disclosure and Analysis and certain other disclosures required of accelerated and large accelerated filers are not included.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by or awarded to our named executive officers for their services in all capacities to us during 2023 and 2022:

		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Name and Principal Position (1)	Year	(2)	(3)	(4)	(5)	(6)
Michael E. Manna, President and Chief Executive Officer (Current)	2023	376,923	278,214	-	106,004	17,902	779,043
	2022	241,422	31,283	-	32,087	12,561	317,353
Philip A. Fain, Chief Financial Officer, Treasurer and Secretary	2023	350,667	215,694	-	65,628	21,463	653,452
	2022	340,414	36,363	-	51,339	20,150	448,266
Michael D. Popielec, President and Chief Executive Officer (Former)	2023	-	-	-	-	-	-
	2022	534,400	85,631	-	102,678	24,252	746,961

(1)

The 2022 amounts presented in the Compensation Table above for Mr. Popielec represent his compensation for the full year, although he served as a named executive officer from January 1, 2022 to November 22, 2022. Similarly, the 2022 amounts presented for Mr. Manna represent his compensation for the full year, although he served as a named executive officer commencing on November 22, 2022.

(2)

Amounts shown represent base salary cash compensation paid during the respective years. Amounts may differ from amounts earned due to timing of payroll periods. Refer to the “Narrative to Summary Compensation Table” below for further information.

(3)

Amounts shown represent short-term incentive plan cash awards earned during the respective years and paid in the subsequent year. Refer to the “Narrative to Summary Compensation Table” for further information.

(4)	There were no stock awards other than stock options granted during fiscal years 2023 and 2022 shown under the column above titled Option Awards.

(5)

Amounts shown represent the aggregate grant date fair value of stock options awarded during the respective years computed in accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). See the notes to our audited consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2023 and December 31, 2022, respectively, for the assumptions used in valuing these stock option awards in accordance with ASC 718. Refer to the “Narrative to Summary Compensation Table” below for further information.

(6)	Amounts shown as “All Other Compensation” consist of the following:

		401(k) Plan Employer Match ($)	Other Benefits (a) ($)	Total ($)
Michael E. Manna	2023	12,879	5,023	17,902
	2022	9,656	2,905	12,561
Philip A. Fain	2023	13,200	8,263	21,463
	2022	12,200	7,950	20,150
Michael D. Popielec	2023	-	-	-
	2022	9,206	15,046	24,252

(a)

The “Other Benefits” column of the above table includes premiums paid for group medical and dental coverage and long-term care insurance, reimbursement for tax preparation and certain financial planning expenses.

Narrative to Summary Compensation Table

Compensation Overview

Our executive compensation program is evaluated and approved each year by our Compensation and Management Committee. Annual total compensation for our named executive officers is comprised of the following key components:

●	Base salary;

●	A short-term incentive plan (“STIP”);

●	A long-term incentive plan; and

●	Perquisites and other benefits.

Our executive compensation program is structured to align the interests of our named executive officers with those of our stockholders by rewarding performance that achieves successful execution of our business strategy, grows our business and increases stockholder value. Our executive compensation program is designed to incentivize our named executive officers to achieve strong financial, operational and strategic performance and to provide a link between the compensation earned by our executives and the creation of long-term sustainable value. The Compensation and Management Committee establishes specific annual, long-term and strategic goals and seeks to reward our named executive officers for performance that meets or exceeds those goals. In addition, we expect our named executive officers to work toward achievement of these goals while maintaining the highest ethical standards.

Base Salary

The Corporate Development and Governance Committee evaluates the performance of the President and Chief Executive Officer and presents its evaluation annually to the Compensation and Management Committee for recommendation annually for base salary adjustment, if any, to the Board of Directors for approval. The President and Chief Executive Officer evaluates the performance of Mr. Fain, our Chief Financial Officer, Treasurer and Secretary, and presents his evaluation and recommendation annually for a base salary adjustment, if any, to the Compensation and Management Committee, which, in turn, may recommend acceptance of or adjustment to such base salary recommendation to the Board of Directors. If adjustments to base salaries are recommended and approved, the adjustments are made to be effective for a period ranging from twelve months from the date of the last salary adjustment.

In October 2022, the Board of Directors, at the recommendation of the Compensation and Management Committee, approved a base salary increase of 3.0% for Mr. Popielec ($531,761 to $547,715) and 3.0% for Mr. Fain ($338,713 to $348,875). On November 22, 2022, upon his appointment as President and Chief Executive Officer, the Board of Directors upon recommendation of the Compensation and Management Committee, approved a base salary of $375,000 for Mr. Manna. His salary as President, Battery & Energy Products prior to his appointment as President and Chief Executive Officer had been $253,000. In October 2023, the Board of Directors, at the recommendation of the Compensation and Management Committee, approved a base salary increase of 3.0% for Mr. Manna ($375,000 to $386,249) and 3.0% for Mr. Fain ($348,875 to $359,341). The salary increases were approved by the Compensation and Management Committee based on a number of factors including individual and Company performance.

Short-Term Incentive Plan

Our Compensation and Management Committee establishes a STIP each fiscal year to provide our named executive officers an opportunity to earn an annual cash award in addition to their base salaries. The STIP is designed to place “at risk” a significant portion of the annual total cash compensation of our named executive officers to incentivize them to achieve our short-term financial objectives while making progress toward our longer-term goals. Generally, the STIP target levels are set such that, assuming achievement of pre-established performance metrics, the combined annual base salary and STIP award for our named executive officers will be at or near the 50th percentile for named executive officers at the companies in our peer group.

For 2023, the STIP target bonus levels for Messrs. Manna and Fain were 60% and 50% of their respective base salaries. For Messrs. Manna and Fain, the performance goals to be achieved to be awarded the STIP targeted bonus for 2023 were consolidated operating profit and consolidated revenue goals of $7.7 million and $156.5 million, respectively, as measured pursuant to generally accepted accounting principles. The STIP award was structured with a 70% weighting on the consolidated operating profit goal and a 30% weighting on the respective revenue goal. Achievement of less than 75% of the consolidated operating profit and less than 90% of the revenue goals would result in no award being earned with respect to that metric. Achievement of the target goals would result in an 90% payment of the target bonus levels with respect to that metric. Achievement of over 100% to 111% of the consolidated operating profit goal and achievement of over 100% to 111% of the revenue goal would result in an award ranging from 90% to 100% of the target award with respect to the metric for which such performance levels had been achieved. Achievement of over 111% to 125% of the consolidated operating profit goal and over 111% to 125% of the revenue goal would result in an award ranging from 101% to 135% of the target award with respect to the metric for which such performance levels had been achieved. Our named executive officers were eligible for a partial award if one of the two metrics was achieved.

Based on our 2023 financial performance, Messrs. Manna and Fain earned STIP awards for 2023 of $278,214 and $215,694, respectively, which were paid in March 2024.

For 2022, the STIP target bonus levels for Messrs. Popielec, Fain and Manna were 75%, 50% and 50% of their respective base salaries. For Messrs. Popielec and Fain, the performance goals to be achieved to receive the STIP targeted bonus for 2022 were consolidated operating profit and consolidated revenue goals of $7.3 million and $139.2 million, respectively, as measured pursuant to generally accepted accounting principles. For Mr. Manna, the performance goals to be achieved to receive the STIP target bonus were consolidated operating profit and Battery & Energy Products revenue goals of $7.3 million and $118.2 million, respectively, as measured pursuant to generally accepted accounting principles. The STIP award was structured with a 70% weighting on the consolidated operating profit goal and a 30% weighting on the respective revenue goal. Achievement of less than 75% of the consolidated operating profit and less than 90% of the revenue goals would result in no award being earned with respect to that metric. Achievement of the target goals would result in an 80% payment of the target bonus levels with respect to that metric. Achievement of over 100% to 112.5% of the consolidated operating profit goal and achievement of over 100% to 112.5% of the revenue goal would result in an award ranging from 81% to 100% of the target award with respect to the metric for which such performance levels had been achieved. Achievement of over 112.5% to 150% of the consolidated operating profit goal and over 112.5% to 125% of the revenue goal would result in an award ranging from 101% to 120% of the target award with respect to the metric for which such performance levels had been achieved. Our named executive officers were eligible for a partial award if one of the two metrics was achieved.

Based on our 2022 financial performance, Messrs. Popielec, Fain and Manna earned STIP awards for 2022 of $85,631, $36,363, and $31,283, respectively, which were paid in April 2023. In addition, at the recommendation of the Compensation and Management Committee, the Board of Directors approved discretionary bonuses of $30,000 and $20,000 for Mr. Popielec and Mr. Fain, respectively, which were paid in February 2022 for their roles in the 2021 acquisition and integration of Excell Battery Group.

Long-Term Incentive Plan

Stock options and other equity awards are used to align the interests of our named executive officers with those of our stockholders by incentivizing our named executive officers to achieve long-term growth and sustainable stockholder value.

Refer to “Outstanding Equity Awards” below for stock options granted during 2023 and 2022. There were no other equity-based awards granted to our named executive officers during 2023 and 2022.

Retirement Benefits

We provide a tax-qualified 401(k) plan to all active employees that provides for both employer and employee contributions. Under this plan, employees may contribute a portion of their eligible cash compensation to the plan. For 2023 and 2022, the Company matched 100% on the first 3% and 50% on the next 2% of an employee’s eligible contributions.

Perquisites and Other Personal Benefits

We provide our named executive officers with certain perquisites and other personal benefits which are consistent with the objectives of our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation and Management Committee periodically reviews the levels of such perquisites and other personal benefits to ensure they remain at appropriate levels. The aggregate incremental costs of the perquisites and other personal benefits provided to our named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table above with components detailed in an accompanying note.

Outstanding Equity Awards

The following table sets forth information concerning the number of shares underlying exercisable and non-exercisable stock option awards outstanding at December 31, 2023 for our named executive officers.

				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option	Option
	Options (#)	Options (#)		Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable		Unearned	Price ($)	Date
Michael E. Manna	8,500	-		-	9.8514	4/18/2025
	10,000	-		-	8.2523	7/23/2026
	10,000	-		-	8.4476	9/6/2026
	11,000	-		-	6.5062	4/22/2027
	8,334	4,166	(1)	-	6.9694	10/20/2028
	4,167	8,333	(2)	-	5.4533	10/19/2029
	-	12,500	(3)		4.0737	2/21/2030
	-	23,000	(4)		6.8354	12/7/2030
Philip A. Fain	20,000	-		-	5.7075	4/19/2024
	20,000	-		-	9.8514	4/18/2025
	25,000	-		-	8.2523	7/23/2026
	20,000	-		-	6.5062	4/22/2027
	13,334	6,666	(5)	-	6.9694	10/20/2028
	6,667	13,333	(6)	-	5.4533	10/19/2029
	-	18,400	(7)		6.8354	12/7/2030

(1)

On October 20, 2021, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Manna the option to purchase 12,500 shares of our common stock. This option vested with respect to 4,167 shares on October 20, 2022, 4,167 shares on October 20, 2023 and will vest with respect to 4,166 shares on October 20, 2024.

(2)

On October 19, 2022, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Manna the option to purchase 12,500 shares of our common stock. This option vested with respect to 4,167 shares on October 19, 2023, and will vest with respect to 4,167 shares on October 19, 2024 and 4,166 shares on October 19, 2025.

(3)

On February 21, 2023, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Manna the option to purchase 12,500 shares of our common stock. This option vested with respect to 4,167 shares on February 21, 2024, and will vest with respect to 4,167 shares on February 21, 2025 and 4,166 shares on February 21, 2026.

(4)

On December 7, 2023, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Manna the option to purchase 23,000 shares of our common stock. This option will vest with respect to 7,667 shares on December 7, 2024, 7,667 shares on December 7, 2025 and 7,666 shares on December 7, 2026.

(5)

On October 20, 2021, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Fain the option to purchase 20,000 shares of our common stock. This option vested with respect to 6,667 shares on October 20, 2022 and 6,667 shares on October 20, 2023, and will vest with respect to 6,666 shares on October 20, 2024.

(6)

On October 19, 2022, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Fain the option to purchase 20,000 shares of our common stock. This option vested with respect to 6,667 shares on October 19, 2023, and will vest with respect to 6,667 shares on October 19, 2024 and 6,666 shares on October 19, 2025.

(7)

On December 7, 2023, our Board of Directors, on recommendation of the Compensation and Management Committee, granted to Mr. Fain the option to purchase 18,400 shares of our common stock. This option will vest with respect to 6,134 shares on December 7, 2024, 6,133 shares on December 7, 2025 and 6,133 shares on December 7, 2026.

There were no other equity awards outstanding at December 31, 2023 for our named executive officers.

Option Exercises

The following table sets forth information concerning the exercise of stock option awards for the year ended December 31, 2023 for our named executive officers.

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)
Philip A. Fain	630	(2)	2,791
Michael E. Manna	315	(3)	1,395
Michael E. Manna	5,059	(4)	35,931

(1)	Represents the aggregate fair market value of the net shares of the Company’s common stock acquired pursuant to the Company’s 2014 LTIP.

(2)

Represents shares of the Company’s common stock acquired on May 19, 2023 upon the exercise of options for 20,000 shares of common stock otherwise expiring on June 1, 2023, net of shares of common stock having a fair value equal to the aggregate exercise price of the shares of common stock for which the options were exercised together with the amount of minimum statutory tax withholdings.

(3)

Represents shares of the Company’s common stock acquired on May 19, 2023 upon the exercise of options for 10,000 shares of common stock otherwise expiring on June 1, 2023, net of shares of common stock having a fair value equal to the aggregate exercise price of the shares of common stock for which the options were exercised together with the amount of minimum statutory tax withholdings.

(4)

Represents shares of the Company’s common stock acquired on December 27, 2023 upon the exercise of options for 20,000 shares of common stock otherwise expiring on January 18, 2024, net of shares of common stock having a fair value equal to the aggregate exercise price of the shares of common stock for which the options were exercised together with the amount of minimum statutory tax withholdings

Pay Versus Performance

The following table sets forth information concerning the pay versus performance for our named executive officers for their services in all capacities to us during 2023 and 2022.

Name and Principal Position	Year	Summary Compensation Table Total ($)	Compensation Actually Paid ($)(1)	Value of Initial Fund $100 Investment Based on TSR ($)(2)	Net Income (Loss) ($000)
Michael E. Manna, President and Chief Executive Officer	2023	779,043	887,321	113	7,197
	2022	317,353	281,532	64	(119)
Philip A. Fain, Chief Financial Officer, Treasurer and Secretary	2023	653,452	775,864	113	7,197
	2022	448,266	389,216	64	(119)
Michael D. Popielec, President and Chief Executive Officer (Former)	2023	-	-	113	7,197
	2022	746,961	576,051	64	(119)

(1)	Represents total compensation from the Summary Compensation Table with the following adjustments:

Name and Principal Position	Year	Summary Compensation Table Total ($)	Grant date fair value of stock options granted during the year ($)	Year end fair value of stock options granted during the year that were outstanding and unvested as of year end ($)	Change in fair value from prior year end to vesting date of stock options that vested during the year ($)	Change in fair value of stock options granted in prior years that were outstanding and unvested as of year end ($)	Prior year end fair value of stock options granted in prior years that were forfeited during the year ($)	Compensation Actually Paid ($)
Michael E. Manna, President and Chief Executive Officer	2023	779,043	(106,004)	137,980	45,332	30,970	-	887,321
	2022	317,353	(32,087)	18,007	(7,216)	(14,525)	-	281,532
Philip A. Fain, Chief Financial Officer, Treasurer and Secretary	2023	653,452	(65,628)	65,842	72,644	49,554	-	775,864
	2022	448,266	(51,339)	28,811	(12,286)	(24,236)	-	389,216
Michael D. Popielec, President and Chief Executive Officer (Former)	2023	-	-	-	-	-	-	-
	2022	746,961	(102,678)	19,209	(23,298)	(32,527)	(31,616)	576,051

(2)	Represents the value as of the end of the year indicated of $100 invested on December 31, 2021 in the Company’s common stock.

Employment Arrangements

As of December 31, 2022, we had an Employment Agreement dated December 6, 2010 with Michael D. Popielec (the “Employment Agreement”), our former President and Chief Executive Officer. Under the terms of the Employment Agreement, Mr. Popielec was given sixty days advance notice of his involuntary termination by the Company’s Board of Directors on November 22, 2022, at which time he relinquished his position as President and Chief Executive Officer and as a member of the Board of Directors, with his employment ending on January 20, 2023.

In connection with the termination of his employment, Mr. Popielec was entitled to receive the following severance benefits under the terms of the Employment Agreement with the total cost of approximately $779,000 comprising a one-time charge reflected in the Company’s 2022 fourth quarter results:

●

Salary, any unpaid bonus from the prior year, and the cash value of any accrued Paid Time Off through January 20, 2023 plus continued salary for a period of twelve months thereafter in accordance with the Company’s regular payroll schedule;

●	A pro-rata amount (calculated on a per-diem basis) of the full year bonus which Mr. Popielec would have earned for the 2023 calendar year;
●

Acceleration of vesting of all outstanding stock options held by Mr. Popielec; provided that the acceleration shall not cover more than eighteen months from January 20, 2023, and all such options shall remain exercisable for one year from January 20, 2023; and

●	Continuation of health benefits for Mr. Popielec, his spouse and any dependent children for a period of twelve months following January 20, 2023.

The foregoing description of the termination benefits provided by Mr. Popielec’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.40 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 15, 2011.

There are no employment agreements in place for Mr. Manna or for Mr. Fain. Mr. Manna and Mr. Fain have executed Employee Confidentiality Non-Disclosure, Non-Compete, Non-Disparagement and Assignment Agreement in our standard form.

Retirement Benefits and Potential Payments upon Termination, Change in Control or Retirement

The only arrangement that we maintain that provides for retirement benefits is our tax-qualified defined contribution 401(k) plan. The material terms of our tax-qualified defined contribution 401(k) plan are summarized above under the heading “Retirement Benefits.”

All potential payments and benefits payable by us to our named executive officers in the event of various circumstances involving either a termination of employment or change in control are determined pursuant to the 2014 LTIP. On June 18, 2018, the Compensation and Management Committee unanimously approved a resolution for full vesting of all outstanding unvested stock options and other equity awards upon the occurrence of a “Change in Control” (as defined by the 2014 LTIP). On October 18, 2018, the Compensation and Management Committee unanimously approved a modification to the retirement policy whereby a named executive officer upon retirement and signing the Company’s non-compete agreement and fully complying with the same will retain any and all unexpired stock options until the relevant option term has expired.

Stock Ownership Guidelines

To better align the interests of our named executive officers and stockholders, the Compensation and Management Committee implemented stock ownership requirements for our named executive officers. The stock ownership requirements for our named executive officers are as follows:

President & CEO	1.00 times salary
Chief Financial Officer	0.50 times salary

For 2023, the Compensation and Management Committee established the presumed share price to be used for purposes of determining the minimum number of shares to be owned by the named executive officers. This presumed price was $7.32 per share, which was based on the volume weighted average price (“VWAP”), calculated as an amount equal to the sum of the dollar value of every transaction in our common stock for the two-year period ended December 31, 2023, divided by the total shares traded for such two-year period. Each year the Compensation and Management Committee will establish a new price per share to be used to determine the minimum number of shares required to be held which will be based on the VWAP of our common stock for the preceding two-year period. Named executive officers have three years from the date of hire or appointment as a named executive officer to achieve the required holdings, which are based on the price per share as calculated above. Additionally, our stock ownership policy requires that until the share ownership guidelines are met, named executive officers are prohibited from disposing of more than 50% of vested shares received from restricted share grants (on an after-tax basis) and 50% of shares received on exercise of stock options. Shares owned by an executive, as well as shares underlying awards of stock options and restricted stock are treated as owned by the executive for purposes of determining whether required ownership has been achieved. Mr. Fain is in compliance with the stock ownership requirement, and Mr. Manna has until November 21, 2024 to meet the share ownership guidelines.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Freed Maxick CPAs, P.C. (“Freed Maxick”) served as our independent registered public accounting firm for the years ended December 31, 2023 and December 31, 2022.

The selection of Freed Maxick to serve as our independent registered public accounting firm for 2024 will be presented to our stockholders for ratification at the Meeting. Our Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the stockholders do not ratify this selection, the Audit and Finance Committee will seek to identify and address the reason or reasons why the stockholders did not ratify the Audit and Finance Committee’s selection. The Audit and Finance Committee will consider such reason or reasons in selecting an independent registered public accounting firm for 2024 but retains discretion to select Freed Maxick.

We have been advised by Freed Maxick that they will have a representative available during the Meeting, either in person or telephonically, who will be available to respond to appropriate questions. In addition, we intend to give such representative an opportunity to make any statements if the representative should so desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us for 2023 and 2022 were:

	2023	2022
Audit Fees	$565,700	$575,057
Audit - Related Fees	13,125	18,500
Tax Fees	-	5,891
Total Fees	$578,825	$599,448

Audit Fees

Audit fees were for professional services rendered for the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements.

Audit-Related Fees

Audit-related fees were for the annual audits of our 401(k) defined contribution plan.

Tax Fees

Tax fees were attributable to the amalgamation/restructuring of our legal entity structure for Excell Battery Group in 2022.

Our Audit and Finance Committee has not adopted pre-approval policies and procedures for audit and non-audit services. Nevertheless, all audit, audit-related and permitted non-audit services for which our independent registered public accounting firm was engaged were reviewed and approved prior to the commencement of the services by our Audit and Finance Committee in compliance with applicable SEC requirements.

All Other Fees

There were no other services rendered to us by Freed Maxick for 2022 and 2023 and, accordingly no other fees were incurred.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The duties and responsibilities of the Audit and Finance Committee are set forth in our Audit and Finance Committee Charter, a copy of which is available on our website at http://investor.ultralifecorporation.com under the subheading “Corporate Governance.” Among other things, the Audit and Finance Committee reviews the adequacy of our system of internal control regarding financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. In addition, the Audit and Finance Committee recommends to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, approves our quarterly filings on Form 10-Q and selects the independent registered public accounting firm to audit our books and records.

The Audit and Finance Committee has:

●	Reviewed and discussed our audited financial statements for 2023 with our management and with Freed Maxick, our independent registered public accounting firm for 2023;

●

Discussed with Freed Maxick, our independent registered public accounting firm for 2023, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

●

Received from Freed Maxick the written disclosures and the letter from Freed Maxick required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence and has discussed with Freed Maxick their independence.

The Audit and Finance Committee met with our independent accountants with and without management present and discussed with them the results of their examinations, their evaluations of our internal control over financial reporting, our disclosure controls and procedures and the quality of our financial reporting. Based on the review and discussions referred to above, the Audit and Finance Committee concluded that Freed Maxick is independent and recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The Audit and Finance Committee:

Thomas L. Saeli, Chair

Janie Goddard

Robert W. Shaw II

PROPOSAL 3
APPROVE THE NEW 2024 LTIP

In order to provide adequate flexibility to meet future long-term compensation needs, our Board of Directors adopted, subject to approval of the Company’s stockholders, the Ultralife Corporation 2024 Long-Term Incentive Plan (the “New LTIP”) as the successor plan to the existing 2014 LTIP which expires on June 2, 2024. The New LTIP is substantially consistent with the 2014 LTIP (as amended) which it replaces.

The description of the New LTIP set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the New LTIP itself. The complete text of the New LTIP is attached as Appendix A to this Proxy Statement. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the New LTIP.

The following table provides certain important information concerning our existing equity compensation plans of the Company as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,250,595	$7.10	632,593
Equity compensation plans not approved by security holders	-	-	-
Total	1,250,595	$7.10	632,593

Summary of New LTIP

Purpose: The purpose of our New LTIP is to replace the 2014 Plan and provide our Employees, Directors and Consultants who are in a position to contribute to our long-term success, with equity-based incentive awards in accordance with the terms specified. The incentive program which is available under the terms of the New LTIP will cause those persons to increase their interest in our welfare and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Term: The effective date of the New LTIP shall be the date of such adoption by the Company’s stockholders which is scheduled for July 16, 2024, the date of the Meeting. Awards may not be granted under the New LTIP after July 15, 2034, but awards theretofore granted may extend beyond that date.

Administration: The New LTIP is administered by our Compensation and Management Committee, or such other committee as may be designated by our Board of Directors (the “Committee”); provided, however, that the Compensation and Management Committee shall consist of not less than two directors who are “non-employee directors,” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation and Management Committee may allocate all or any portion of its responsibilities and powers under the New LTIP to any one or more of its members, our Chief Executive Officer or other senior members of management as the Compensation and Management Committee deems appropriate; however, only the Compensation and Management Committee may select and grant awards to participants who are subject to Section 16 of the Exchange Act.

The Compensation and Management Committee has broad authority in its administration of the New LTIP, including, but not limited to, the authority to interpret the plan; to establish rules and regulations for the operation and administration of the plan; to select the plan participants to receive awards; to determine the type, size, terms, conditions, limitations, and restrictions of awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in the Company or the participant’s death, disability, retirement or termination from the Company or breach of agreement by a participant; and to take all other action it deems necessary or advisable to administer the New LTIP.

Notwithstanding the Compensation and Management Committee’s broad authority to administer the New LTIP and the awards issued under the New LTIP, the exercise price of any stock option or stock appreciation right granted pursuant to the New LTIP may not be subsequently “repriced” without stockholder approval. The term “reprice” means: (1) the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option or stock appreciation right by amendment, cancellation or substitution; (2) the cancellation of a stock option or stock appreciation right when its exercise price exceeds the fair market value of the underlying common stock, par value $0.10 per share (the “Common Stock”) in exchange for another stock option, stock appreciation right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); or (3) the taking of any other action that is treated as a repricing under United States generally accepted accounting principles or by the rules or regulations of any stock exchange on which our securities are traded. The term “reprice” shall not include adjustments made to awards by the Compensation and Management Committee upon the occurrence of certain events (as described under “Adjustments Upon Certain Events’’ below).

Each Award shall be deemed and construed to provide that, upon occurrence of a Change in Control, all rights of the Grantee under the terms of such Award shall automatically become fully nonforfeitable (vested).

To facilitate the granting of awards to participants who are employed or retained outside of the United States, the Compensation and Management Committee will be authorized to modify and amend the terms and conditions of an award to accommodate differences in local law, policy or custom.

Eligibility: All of our employees, directors and consultants are eligible to participate in the New LTIP; provided, however, only employees are eligible to receive incentive stock options. Participants in the New LTIP will be selected by the Compensation and Management Committee from those eligible persons to have a material impact on the results of our operations. Participants may be selected and awards may be made at any time during the ten-year period following the effective date of the New LTIP. As of December 31, 2023, the Company had approximately 536 employees, four outside directors and zero consultants, all of whom would be eligible to participate in the New LTIP had it been in effect on such date.

The selection of those persons within a particular class who will receive awards is entirely within the discretion of the Compensation and Management Committee. The Compensation and Management Committee has not yet determined how many persons are likely to participate in the New LTIP. The Compensation and Management Committee intends, however, to grant most of the New LTIP’s awards to those persons who are in a position to have a significant direct impact on our growth, profitability and success of the Company, which would include the participants in our 2014 LTIP.

Shares Available: A total of 2,000,000 shares of Common Stock will be available for grant of awards under the New LTIP. However, of the total number of shares of Common Stock available for awards under the new LTIP, no more than 800,000 shares of Common Stock may be used for awards other than stock options and stock appreciation rights. The New LTIP authorizes the Compensation and Management Committee to make equitable adjustments to the authorized number and class of securities to be issued under the New LTIP upon the occurrence of certain events, as described under “Adjustments Upon Certain Events’’ below.

Types of Awards: Awards under the New LTIP may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and other equity-based awards, or any combination thereof. All awards granted to participants under the New LTIP shall be evidenced by an award agreement which specifies the type of award granted pursuant to the New LTIP, the number of shares of Common Stock underlying the award and all of the terms governing the award, including, without limitation, terms regarding the vesting, exercisability, forfeiture and expiration of the award. The Compensation and Management Committee has exclusive power and authority, consistent with the provisions of the New LTIP, to establish the terms and conditions of any award and to waive any such terms or conditions.

Award Limits. The maximum number of shares with respect to which awards may be paid or granted during each calendar year to any given participant may not exceed 150,000 shares of Common Stock, except inducement grants to new executives and key employees in amounts not to exceed 700,000 shares are not subject to the 150,000 share annual limitation. The New LTIP authorizes the Compensation and Management Committee to make equitable adjustments to the number of shares with respect to which awards may be paid or granted during each calendar year to any given participant under the New LTIP upon the occurrence of certain events, as described under “Adjustments Upon Certain Events’’ below.

Stock Options and Stock Appreciation Rights. The Compensation and Management Committee may grant awards under the New LTIP in the form of stock options to purchase shares of Common Stock, which stock options may be non-qualified stock options or incentive stock options for federal income tax purposes. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Internal Revenue Code. Stock options shall be vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation and Management Committee, but in no event shall a stock option be exercisable more than ten years (five years for incentive stock options issued to certain Control Persons) after the date it is granted. The exercise price per share of Common Stock for any stock option awarded shall not be less than 100 percent (110 percent for incentive stock options issued to certain Control Persons) of the fair market value of a share of Common Stock on the day the stock option is granted, except for stock options granted in assumption or replacement of outstanding awards in connection with specified corporate transactions.

A stock option may be exercised by paying the exercise price: (i) in cash or its equivalent, or, to the extent permitted by the Compensation and Management Committee, shares of Common Stock; (ii) a combination of cash and shares of Common Stock; (iii) through the delivery of irrevocable instruments to a broker to sell the shares of Common Stock obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price; or (iv) by a net exercise whereby the number of shares issuable upon exercise of the option is reduced by a number of shares having a fair value equal to the exercise price.

The Compensation and Management Committee may grant stock appreciation rights independent of (“Freestanding SARs”) or in conjunction with (“Tandem SARs”) a stock option. The exercise price of a stock appreciation right shall be an amount determined by the Compensation and Management Committee, but in no event shall such amount be less than the fair market value of the Common Stock on the date the stock appreciation right is granted or, in the case of Tandem SARs, the exercise price of the related stock option. Each Freestanding SAR shall entitle the participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, times (ii) the number of shares of Common Stock as to which the stock appreciation right is exercised. Each Tandem SAR shall entitle the participant to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price per share of Common Stock, times (ii) the number of shares of Common Stock covered by the related stock option which is surrendered. Payment of the exercise price of a stock appreciation right may be made to us in shares of Common Stock or in cash or partly in shares of Common Stock and partly in cash, as determined by the Compensation and Management Committee.

Stock-Based Awards and Restricted Stock Units: The Compensation and Management Committee, in its sole discretion, may grant stock awards (shares of restricted stock or unrestricted stock) or restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock. Such stock-based awards shall be in such form, and dependent on such conditions, as the Compensation and Management Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The restricted period specified in respect of any stock award shall not be less than three years, except that the Compensation and Management Committee may (i) provide for the restricted period to terminate at any time after one year upon the attainment of performance-based objectives, and (ii) grant stock awards of up to 30,000 shares of Common Stock without regard to this limitation. Furthermore, the Compensation and Management Committee may not terminate the restrictions applicable to outstanding stock awards except in connection with a Change in Control. The Compensation and Management Committee may grant an unrestricted stock award only if the Compensation and Management Committee determines that such stock award is made in lieu of all or a portion of salary or cash bonus of comparable value.

Withholding: We are entitled to deduct from any payment to a participant under the New LTIP the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to us such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Compensation and Management Committee may allow a participant to pay the amount of taxes required by law to be withheld from an award by withholding shares of Common Stock to be paid under such award or by permitting the participant to deliver to us shares of Common Stock having a fair market value equal to the amount of such taxes.

Adjustments Upon Certain Events: In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Compensation and Management Committee materially affects the value of the Common Stock, the Compensation and Management Committee may determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of awards under the New LTIP, the maximum award payable under the New LTIP, the number and class of shares and the exercise price per share set forth in any award theretofore granted, or any other affected terms of an award or the New LTIP as the Compensation and Management Committee deems equitable or appropriate.

Effect of Certain Events: The Compensation and Management Committee will have the authority to promulgate rules and regulations to determine the treatment of a participant’s award in the event of the participant’s death, disability or termination. In addition, the Compensation and Management Committee shall have the right to extend the period for exercise of any stock option or stock appreciation right, provided such extension does not result in an exercise period for any such stock option or Tandem SAR, which exceeds ten years from the date of grant.

Unless otherwise decided by the Compensation and Management Committee and provided in an award agreement, upon a participant’s death or disability prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the New LTIP, any such remaining stock options or stock appreciation rights may be exercised within one year after the date of the participant’s death or disability and prior to the expiration of the term thereof, to the extent exercisable on the date of the participant’s death or disability.

Unless otherwise decided by the Compensation and Management Committee and provided in an award agreement, upon a participant’s termination for any reason other than death or disability prior to the complete exercise of the stock options or stock appreciation rights granted to him or her under the New LTIP, any such remaining stock options or stock appreciation rights may be exercised within three months after the date of the participant’s termination and prior to the expiration of the term thereof, to the extent exercisable on the date of the participant’s termination.

Amendment and Termination.: The Board of Directors may, at any time, alter, amend, suspend, discontinue or terminate the New LTIP; provided, however, that no such action shall adversely affect the rights of participants to awards previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which our securities are listed, shall be obtained in the manner required therein. In addition, the Board of Directors may, at any time and for any reason, with or without prior notice, amend the New LTIP in any manner, but may not without stockholder approval, adopt any amendment which would: (1) increase the number of shares available under the New LTIP; (2) expand the types of awards available; (3) expand the class of persons eligible to participate; (4) extend the term of the New LTIP; (5) materially amend the New LTIP, including, but not limited to, changing the method of determining the exercise price of options issued under the New LTIP; (6) allow for repricing of options or stock appreciation rights; or (7) terminate restrictions applicable to awards (except in connection with a grantee’s death, disability or termination of employment or connection with a change in control).

New LTIP Benefits

The Company has not approved any awards under the New LTIP that are conditioned on stockholder approval of the New LTIP. Because the benefits conveyed under the New LTIP will largely be at the discretion of the Compensation and Management Committee, it is not possible to determine what benefits participants will receive under the New LTIP. If the New LTIP had been in effect in 2023 the Company expects that the number of awards granted in 2023 would not have been different from those actually made in 2023 under the 2014 LTIP.

Tax Status of New LTIP Awards

Introduction: The following discussion of the United States federal income tax consequences of awards under the New LTIP, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain foreign, state and local taxes which are not described below.

Incentive Stock Options: Pursuant to the requirements of Section 422 of the Internal Revenue Code, only employees are eligible to receive incentive stock options. If a stock option is an incentive stock option, no income is realized by the employee upon grant or exercise of the incentive stock option (except possibly for alternative minimum tax), and no deduction is available to us at such times. If the Common Stock purchased upon the exercise of an incentive stock option is held by the employee for at least two years from the date of the grant of such incentive stock option and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates. Any amount realized by the employee in excess of the fair market value of the Common Stock at the time of exercise is taxed at capital gains rates. If the Common Stock purchased pursuant to the incentive stock option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the exercise price of the incentive stock option, is taxed at ordinary rates as compensation paid to the employee, and we are entitled to a deduction for an equivalent amount.

Non-Qualified Options: If a stock option is a non-qualified option, no income is realized by the participant at the time of grant of the non-qualified stock option, and no deduction is available to us at such time. At the time of exercise (other than by delivery of previously owned shares of Common Stock to us), ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives an income tax deduction for the same amount. If a non-qualified stock option is exercised by delivering previously owned shares of Common Stock to us, the number of shares received by the participant equal to the number of shares so delivered are received tax-free and have a tax basis and holding period equal to the shares so delivered. The fair market value of the additional shares received by the participant is taxable to the participant as ordinary income, and the participant’s tax basis in such shares is their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise may be treated as capital gain or loss depending on how long the shares have been held.

Stock Appreciation Rights: No income is realized by a participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the stock appreciation right is exercised, ordinary income is realized in the amount of the cash or the fair market value at such time of the shares of Common Stock received by the participant, and we are entitled to a deduction of equivalent value.

Unrestricted Stock and Unrestricted Stock-Based Awards: Upon the grant of an award of shares of unrestricted stock or another stock-based award which is not restricted, a participant realizes taxable income equal to the cash and fair market value at such time of the shares of Common Stock received by the participant under such award (less the purchase price, if any), and we are entitled to a corresponding tax deduction at that time.

Restricted Stock, Restricted Stock Units and Restricted Stock-Based Awards: Upon the grant of an award of shares of restricted stock, restricted stock units or another stock-based award which is restricted, no income is realized by a participant (unless a participant timely makes an election under Section 83(b) of the Internal Revenue Code to accelerate the recognition of the income under any such award to the date of grant), and we are not allowed a deduction at that time. When the award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the participant realizes taxable ordinary income in an amount equal to the cash and the fair market value at the time of vesting of the shares of Common Stock received by the participant under such award (less the purchase price therefor, if any), and we are entitled to a corresponding deduction at such time. If a participant makes an election, as permitted under Section 83(b) of the Internal Revenue Code, within 30 days after the date of the transfer by us to the participant of the shares of restricted stock, then the participant recognizes taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Common Stock to be received by the participant under such award (less the purchase price therefor, if any), and we are entitled to a corresponding deduction at such time.

Stock Price

The closing price of our Common Stock reported on the Nasdaq Global Market on May 23, 2024, was $11.36 per share.

Required Vote and Board of Directors’ Recommendation

We believe that our best interests will be served by the approval of Proposal 3. The New LTIP will enable us to grant stock and other new forms of long-term incentive awards to employees, directors and consultants which will enhance our ability to retain and compete for new talent.

Approval of Proposal 3 requires the affirmative vote of a majority of shares of the Common Stock represented at the Meeting.

Our Board of Directors recommends a vote in favor of the proposal to approve the New LTIP, and the persons named in the enclosed proxy (unless otherwise indicated therein) will vote such proxies FOR this proposal.

PROPOSAL 4
STOCKHOLDER PROPOSAL ENTITLED DIRECTORS TO BE ELECTED BY MAJORITY VOTE

The Company has been advised that Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021-2100 who has indicated that he is a beneficial owner of at least $2,000 in market value of the Company’s common stock, intends to submit the following proposal at the Annual Meeting:

“Proposal 4 – Directors to be Elected by Majority Vote

RESOLVED: Stockholders hereby request that our Board of Directors initiate the appropriate process as soon as possible to amend our Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

In order that obtaining a majority vote be meaningful a director who fails to obtain a majority vote in an uncontested election shall not be nominated by the Board at the next annual shareholder meeting.

The Board of Directors would have plenty of time to prepare for a failed vote for a director because the Board can see how the incoming votes trend. Plus the Board can take steps to turnaround failed incoming votes.

In order to provide stockholders a meaningful role in director elections, our Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot.

This will establish a more meaningful vote standard for board nominees and could lead to improved performance by individual directors and the entire board. Under our Company’s current voting system, a director can be elected with as little as one vote from the same director standing for election. An election in North Korea is more competitive.

More than 77% of the companies in the S&P 500 have already adopted majority voting for uncontested elections. Our company has an opportunity to join the growing list of companies that have already adopted this standard.

Please vote yes:

Directors to be Elected by Majority Vote – Proposal 4”

The Company’s Statement of Opposition to Proposal 4

The Board recommends a vote AGAINST Proposal 4.

We believe that deviating from the plurality voting standard is unnecessary and that our current corporate governance structure is effective.

The policy of our Board of Directors is to encourage the selection of Directors who will contribute to our success and our mission to give people the power to build community and bring the world closer together. As described in greater detail in the section of this Proxy Statement entitled "Corporate Governance," our Board of Directors is responsible for nominating members for election to our Board of Directors and has established policies and procedures to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, including candidates recommended by Directors, stockholders, management, and others. Our Board of Directors does not distinguish between nominees recommended by stockholders and other nominees.

Under the Delaware General Corporation Law, plurality voting is the default standard for director elections. Plurality voting ensures that companies avoid the uncertainty that would otherwise be caused by board vacancies resulting from elections where directors fail to receive the necessary votes to be elected. Deviating from plurality voting is unnecessary given that stockholders have the ability to express disapproval of corporate policies, strategy, or director candidates through the use of withhold votes. In addition, stockholders have the ability to nominate alternative candidates or make recommendations for nominations directly to the board of directors.

Therefore, our Board of Directors recommends that our stockholders vote against this proposal.

For the reasons note above, the Board recommends a vote AGAINST Proposal 4.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Meeting.

Recommendation of the Board

The Board recommends a vote AGAINST Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information regarding the beneficial ownership of shares of our common stock by each person known by us to beneficially own more than five percent of the outstanding shares of our common stock, with percentages based on 16,622,179 shares issued and outstanding as of May 23, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned

Bradford T. Whitmore (1) 5215 Old Orchard Road, Suite 620 Skokie, IL 60077	6,201,013	37.3%
Visionary Wealth Advisors (2) 1405 North Green Mount Rd., Suite 500 O’Fallon, IL 62208	1,102,099	6.6%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road Building One Austin, TX 78746	973,092	5.9%

(1)

Based on information contained in a Form 4 dated December 6, 2023 as filed by Bradford T. Whitmore with the SEC on December 8, 2023, Mr. Whitmore individually and as sole manager and sole voting member of SUNRAY I, LLC, a Delaware limited liability company and as General Partner of Grace Brothers LP, a Delaware limited partnership, beneficially owns 6,201,013 shares of our common stock.  Mr. Whitmore has sole voting and dispositive power with respect to 5,682,397 of such shares, of which 4,452,283 are held in the name in SUNRAY I, LLC, and shared voting and dispositive power (with Grace Brothers, LP) with respect to 518,616 of such shares.

(2)

Based on information contained in a Schedule 13F dated May 15, 2024 as filed by Visionary Wealth Advisors, a registered investment adviser, with the SEC on that same date to report beneficial ownership of shares of the Company’s common stock as of March 31, 2024, and, consequently, the beneficial ownership of Visionary Wealth Advisors may have subsequently changed. The Schedule 13F reported that Visionary Wealth Advisors had sole voting power as to 9,000 shares of common stock and shared dispositive power as to 1,093,099 shares of common stock.

(3)

Based on information contained in a Schedule 13F dated May 10, 2024 as filed by Dimensional Fund Advisors LP, a registered investment adviser, with the SEC on that same date to report beneficial ownership of shares of the Company’s common stock as of March 31, 2024, and, consequently, the beneficial ownership of Dimensional Fund Advisors LP may have subsequently changed. The Schedule 13G reported that Dimensional Fund Advisors LP had sole voting power as to 909,901 shares of common stock and sole dispositive power as to 973,092 shares of common stock, all of which shares of common stock were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The shares of common stock reported were owned by the investment companies, commingled funds, group trusts, and separate accounts and Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported shares of common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The table below shows certain information regarding the beneficial ownership of shares of our common stock as of May 23, 2024 by (1) each of our directors, (2) each of our executive officers, and (3) all of our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (1)		Percent of Class Beneficially Owned (1)(2)
Michael E. Manna	74,542	(3)	* (4)
Janie Goddard	1,500		*
Thomas L. Saeli	80,000		*
Robert W. Shaw II	62,750		*
Bradford T. Whitmore	6,201,013	(5)	37.3%
Philip A. Fain	222,810	(6)	1.3% (7)
All Directors and Executive Officers as a group (6 persons)	6,642,615	(8)	39.9% (9)

*Less than 1%

(1)

Except as otherwise indicated, the stockholders named in this table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them. The information provided in this table is based upon information provided to us by such stockholders. The table reports beneficial ownership for our directors and executive officers in accordance with Rule 13d-3 under the Exchange Act. This means all our securities over which directors and executive officers directly or indirectly have or share voting or investment power are included as beneficially owned. The amounts also include shares that may be acquired by exercise of stock options within 60 days, which shares are referred to in the footnotes to this table as “shares of common stock subject to options that may be exercised.”

(2)	Except as otherwise indicated, computations are based on 16,622,179 shares outstanding as of May 23, 2024.

(3)

The number of shares deemed to be beneficially owned consists of 18,374 shares of common stock held by Mr. Manna as of May 23, 2024, or less than 1% of common stock outstanding as of that date, and 56,168 shares of common stock subject to options that may be exercised within 60 days by Mr. Manna.

(4)

Computed based on 16,678,347 shares of common stock deemed outstanding, which consists of 16,622,179 shares of common stock outstanding as of May 23, 2024 and 56,168 shares of common stock subject to options that may be exercised within 60 days by Mr. Manna.

(5)	See “Security Ownership of Certain Beneficial Owners” above.

(6)

The number of shares deemed to be beneficially owned consists of 137,809 shares of common stock held by Mr. Fain as of May 23, 2024, or less than 1% of common stock outstanding as of that date, and 85,001 shares of common stock subject to options that may be exercised within 60 days by Mr. Fain.

(7)

Computed based on 16,707,180 shares of common stock deemed outstanding, which consists of 16,622,179 shares of common stock outstanding as of May 23, 2024 and 85,001 shares of common stock subject to options that may be exercised within 60 days by Mr. Fain.

(8)

The number of shares deemed to be beneficially owned consists of 6,642,615 shares of common stock held by all directors and executive officers as a group as of May 23, 2024, or 39.6% of common stock outstanding as of that date, and 141,169 shares of common stock subject to options that may be exercised within 60 days.

(9)

Computed based on 16,661,169 shares of common stock deemed outstanding, which consists of 16,622,179 shares of common stock outstanding as of May 23, 2024 and 141,169 shares of common stock subject to options that may be exercised within 60 days.

SUBMISSION OF STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, stockholder proposals intended for inclusion in the Company’s Proxy Statement and Proxy Card for our 2025 Annual Meeting of Stockholders, other than proposals for election of directors that are not nominated by the Company subject to Rule 14a-19 of the Exchange Act, must be submitted in writing to us to our Corporate Secretary (Attn: Philip A. Fain) at 2000 Technology Parkway, Newark, New York 14513, and must been received by January 28, 2025. All such proposals must comply with the requirements of Rule 14a-8 and may be omitted from the Company’s 2025 Proxy Statement and Proxy Card under certain circumstances

Any stockholder proposal to be submitted for consideration at our 2025 Annual Meeting of Stockholders but not submitted to the Company for inclusion in the Company’s Proxy Statement under Rule 14a-8 for that meeting that is received by us after April 13, 2025, will not be considered filed with us on a timely basis under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, we retain discretion to vote management proxies we receive with respect to any such proposals. For such proposals that are timely filed, we retain discretion to vote management proxies we receive with respect to any such proposals, provided that we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and the proponent of any such proposal does not issue its own proxy statement. However, if the date of the 2025 Annual Meeting is more than 30 days before or after the date of the 2024 Annual Meeting, then such proposal must be received a reasonable time before the Company begins to print and send out its Proxy Statement for the 2025 Annual Meeting.

In addition, to comply with the universal proxy rules under Rule 14a-19, stockholders who intend to solicit proxies in support of director nominees for election at the 2025 Annual Meeting other than the Company's nominees, must provide notice that sets forth the information required by Rule 14a-19, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of the 2024 Annual Meeting. If the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the first anniversary of the 2024 Annual Meeting, then any such notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

Our Annual Report on Form 10-K for the year ended December 31, 2023 as amended, as filed with the SEC, is included in the 2023 Annual Report to Stockholders which accompanies this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2023 as amended, as filed with the SEC, is included in the 2023 Annual Report to Stockholders which accompanies this proxy statement.

OTHER MATTERS

Our Board of Directors does not intend to present and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Bradford T. Whitmore,

Chair of the Board of Directors

Appendix A

ULTRALIFE CORPORATION

2024 LONG-TERM INCENTIVE PLAN

Effective July 16, 2024

Section l.  Purpose.

Effective June 10, 2014, Ultralife Corporation (hereinafter the “Corporation”) adopted a long-term incentive plan known as the Ultralife 2014 Long-Term Incentive Plan (the “Predecessor Plan”).  The Corporation’s right to issue awards under the terms of the Predecessor Plan expires by its terms on June 2, 2024.  All awards granted pursuant to the terms of the Predecessor Plan shall continue in full force and effect according to their respective terms.  The Ultralife Corporation 2024 Long-Term Incentive Plan (hereinafter the “Plan”) replaces the Predecessor Plan and provides the Corporation a vehicle which will enable it to provide Employees, Directors and Consultants who provide services to the Corporation and its Subsidiaries, and who are in a position to contribute to the long-term success of the Corporation, with equity based incentive awards in accordance with the terms specified herein.    The Corporation believes that the incentive program which is available to the Corporation under the terms of the Plan will cause those persons to increase their interest in the Corporation’s welfare and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Section 2. Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

(a)       “Award” shall mean any Option, SAR, Stock Award, Restricted Stock Units or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Grantee by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

(b)       “Award Agreement” shall mean the document establishing the terms, conditions, restrictions and limitations of an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

(c)       “Board” shall mean the Board of Directors of the Corporation.

(d)       “CEO” shall mean the Chief Executive Officer of the Corporation.

(e)       “Change in Control” shall mean the occurrence of any of the following:  (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (hereinafter a “Person”)) is or becomes a “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act (hereinafter a “Beneficial Owner”), directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the voting power of the then outstanding securities of the Corporation; and (ii) the consummation of (A) a merger or consolidation of the Corporation with another corporation where the stockholders of such other corporation, immediately after the merger or consolidation, own shares entitling such stockholders to more than fifty percent (50%) of all votes (without consideration of the rights of any class of stock to elect Directors by separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the board of directors of such corporation, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation.

(f)       “Code” shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

(g)       “Code Section 409A” shall mean Section 409A of the Code, and the regulations and authoritative guidance promulgated thereunder.

(h)       “Committee” shall mean the Compensation and Management Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of not less than two Directors who are “Non-Employee Directors,” as that term is defined and interpreted pursuant to Rule l6b-3 under the Exchange Act. The Committee shall be appointed by and serve at the pleasure of the Board.

(i)       “Consultant” shall mean any consultant, advisor or independent contractor retained by the Corporation or its Subsidiaries.

(j)       “Control Person” shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than l0% of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or Subsidiary.

(k)       “Corporation” shall mean Ultralife Corporation, a Delaware corporation.

(l)       “Director” shall mean any member of the Board.

(m)       “Delay Period” shall mean, in the case of a Grantee who, on the date of the Grantee’s termination is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), and who is entitled to a payment in connection with such termination, the period beginning on the date of the Grantee’s termination and ending on the earlier of: (i) the expiration of the six (6) month period beginning on the date of the Grantee’s termination; and (ii) the date of the Grantee’s death.

(n)       “Disability” shall mean permanent and total disability as defined by Section 22(e)(3) of the Code.

(o)       “Employee” shall mean any person employed by the Corporation or its Subsidiaries on a full or part-time basis, including Directors who are otherwise employed by the Corporation or its Subsidiaries.

(p)       “Exchange Act” shall mean the Securities Exchange Act of 1934 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(q)       “Fair Market Value” shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the volume weighted average price (“VWAP”) of the Stock in the over-the-counter  market, as determined  in accordance  with the trading rules of the National Association of Securities Dealers Automated Quotation System or, if the Stock is listed or admitted to trading on any national securities exchange, the VWAP as determined  in accordance  with the trading rules on such exchange or, (ii) if the Corporation is not a registrant under Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.

(r)       “Grantee” shall mean an Employee, Director or Consultant granted an Award under the Plan.

(s)       “Immediate Family Member” shall mean the transferor and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

(t)       “ISO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

(u)       “NQSO” shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

(v)       “Non-Employee Director” shall mean a “non-employee director” within the meaning of Rule l6b-3 under the Exchange Act.

(w)       “Options” shall refer collectively to NQSOs and ISOs subject to the Plan.

(x)       “Parent” shall mean any parent (as defined in Section 425 of the Code) of the Corporation.

(y)       “Plan” shall mean the Ultralife Corporation 2024 Long-Term Incentive Plan as set forth herein and as amended from time to time.

(z)       “Restricted Stock Unit” means a unit of measurement equivalent to one share of Stock, with none of the attendant rights of a stockholder of such Stock (including among the rights which the holder of a Restricted Stock Unit does not have are the right to vote such Stock and the right to receive dividends), except to the extent otherwise specifically set forth herein.

(aa)       “SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof; a stock appreciation right shall entitle the Grantee to receive a payment equal to the appreciation in a stated number of shares of Stock from the exercise price for that stock appreciation right to the Fair Market Value of the stated number of shares of Stock on the date of exercise.

 (bb)       “Securities Act” shall mean the Securities Act of 1933 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

 (cc)       “Stock” shall mean shares of the Common Stock, par value $.10 per share, of the Corporation.

 (dd)       “Stock Award” shall mean an award of shares of Stock or restricted shares of Stock granted pursuant to Section 9 hereof.

 (ee)       “Subsidiary” shall mean any subsidiary (as defined in Section 425 of the Code) of the Corporation.

Section 3.  Shares of Stock Subject to the Plan.

 (a)       In General. The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan (including ISOs) during its term shall be equal to 2,000,000, which shares shall also be available for the grant or issuance of Awards under the Plan); provided, however, that no more than 800,000 shares of Stock may be used for Awards other than Options or SARs. Such amounts shall be subject to adjustment as provided in Section 3(c) hereof. Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Stock, or are exchanged with the Committee’s permission for Awards not involving Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

 (b)       Maximum Awards Payable. Subject to Section 3(c) hereof, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Grantee under the Plan for a calendar year shall be 150,000 shares of Stock; provided, however, that the 150,000 share limitation shall not apply to inducement grants to Grantees who are new executives or key employees that do not exceed 700,000 shares of Stock.

(c)       Adjustment Upon Changes in Capitalization. In the event of any  reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, then the Committee may determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of Awards under the Plan pursuant to Section 3(a) hereof, the maximum Award payable under Section 3(b) hereof, the number and class of shares and the exercise price per share set forth in any Award theretofore granted, or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate; provided, however, that no such adjustments shall be made to any ISO without the Grantee’s consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 4. Administration of the Plan.

(a)         In General. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

 (b)       Authority. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

 (i)       determine eligibility for participation in the Plan;

 (ii)       select the Grantees and determine the type of Awards to be made to Grantees, the number of shares of Stock subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment or performance criteria;

 (iii)       interpret the Plan or any Award Agreement;

 (iv)       construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan or an Award Agreement;

 (v)       issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

 (vi)       promulgate regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

 (vii)       to the extent permitted by the Code and applicable law, grant waivers of Plan terms, conditions, restrictions, and limitations;

 (viii)       promulgate rules and regulations regarding treatment of Awards of a Grantee under the Plan in the event of such Grantee’s death, disability, retirement, termination from the Corporation or breach of agreement by the Grantee, or in the event of a Change in Control of the Corporation;

 (ix)       in addition to the requirements of Section 5(c) hereof, accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of the Corporation;

 (x)       subject to Section 4(d) hereof, grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation;

 (xi)       determine the terms and provisions of any Award Agreements entered into hereunder, including, a provision in an Award Agreement that requires, upon the occurrence of a Change in Control specified in Section 2(e)(iii) hereof, the cancellation for cash of outstanding Awards or the issuance of comparable replacement Awards granted by the successor entity in such event;

 xii. take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

 (xiii)       make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

 (c)       Delegation. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities  and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided,  however, that only the Committee, or another committee consisting of two or more Non-Employee  Directors may select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

 (d)       Repricing. Except for adjustments pursuant to Section 3(c) hereof, the Committee shall not reprice any Options or SARs unless such action is approved by the stockholders of the Corporation. For purposes of the Plan, the term “reprice” shall mean:  (i) the reduction, directly or indirectly,  in the per-share exercise price of an outstanding Option or SAR by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling an Option or SAR when its exercise price exceeds the fair market value of the underlying  Stock in exchange  for another Option, SAR or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Corporation are traded. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

Section 5.  Awards.

 (a)       Eligibility. Subject to Section 4 hereof, all Employees, Directors and Consultants are eligible to participate in the Plan; provided, however, only Employees are eligible to receive ISOs. The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Awards, the nature of each Award granted and the number of shares of Stock subject to each such Award.

 (b)       In General. Awards may, at the Committee’s sole discretion, be paid in the form of Options pursuant to Section 6 hereof, SARs pursuant to Section 7 hereof, Stock Awards or Restricted Stock Units pursuant to Section 8 hereof, or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Agreement for such Award. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Grantee.

 (c)       Vesting Upon a Change in Control.   Each Award shall be deemed and construed to provide that, upon the occurrence of a Change in Control, all rights of the Grantee under the terms of such Award shall automatically become fully nonforfeitable (vested).

 (d)       Foreign Jurisdictions. With respect to Grantees who reside or work outside of the United States, the Committee may, in its sole and absolute discretion, amend the terms of the Plan or Awards with respect to such Grantees in order to conform such terms with the provisions of local law and practice or otherwise as deemed necessary or desirable by the Committee.

Section 6.  Stock Options.

 (a)       In General. Awards may be granted in the form of Options. Options granted under the Plan may be of two types:  ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant.  Consultants and Directors shall only receive NQSOs.

 (b)       Terms of Options. An Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. In addition to any such terms and conditions, the following terms and conditions shall apply to all Options granted under the Plan:

 (i)       The exercise price per share of Stock subject to an Option shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such Option is granted, except for Options granted in assumption of or substitution for outstanding awards previously granted by the Corporation or its affiliates or an entity that the Corporation acquires or with which the Corporation combines, in any case in a transaction contemplated by Section 3(c); provided, however, that the exercise price for any ISO granted to a Control Person shall not be less than 110% of such Fair Market Value.

(ii)       The term of each Option shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

 (iii)       Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.  In the event that the aggregate Fair Market Value (determined at the time of grant of an ISO) of the Stock with respect to which ISOs are exercisable for the first time by an Employee for any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation exceeds $100,000.00, then to the extent that the aggregate Fair Market Value of the Stock with respect to ISOs exercisable for the first time by an Employee in such a calendar year exceeds $100,000.00, the ISOs providing for the purchase of such Stock shall automatically be converted into and shall be deemed to be NQSOs.

 (c)       Exercise of Options. Except as provided in Section 10 hereof, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant. Upon exercise, the exercise price of an Option may be paid: (i) in cash, which may be paid by check or other instrument acceptable to the Corporation, or by wire transfer of funds, in each case, in United States Dollars; or (ii) to the extent permitted by the Committee: (A) by delivery to the Corporation of shares of Stock; provided that such shares have been owned for the requisite period necessary to avoid a charge to the Corporation’s earnings; (B) by the surrender to the Corporation of shares of Stock that otherwise would have been delivered to the Grantee upon exercise of the Option; (C) to the extent permissible under applicable law, through any cashless or net exercise sale and remittance procedure that the Committee may, in its discretion approve; or (D) by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Grantee’s exercise. The Committee shall establish appropriate methods for accepting Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Stock to exercise an Option. Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the exercise price of an Option using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act and (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting  treatment  to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.

Section 7. Stock Appreciation Rights.

 (a)       In General. Awards may be granted in the form of SARs. SARs granted under the Plan may be of two types:  an SAR granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”) or granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option.

 (b)       Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than the Fair Market Value of the Stock, as determined by the Committee, on the date that the Tandem SAR is granted. If a related Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. All Tandem SARs shall expire not later than ten years from the date of the grant of the SAR.

 (c)       Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be defined in the Award Agreement for that SAR and shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the grant of the Freestanding SAR. All Freestanding SARs shall expire not later than ten years from the date of grant of the SAR.

 (d)       Exercise of SARs.   Except as provided in Section 10 hereof, no SAR granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant.  The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR. Unless otherwise provided in an Award Agreement, an SAR may be paid in cash, shares of Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

Section 8.  Stock Awards and Restricted Stock Units.

 (a)       In General. Awards may be granted in the form of Stock Awards or Restricted Stock Units. Stock Awards and Restricted Stock Units shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine. Restricted Stock Units shall have such restrictions as the Committee, in its sole discretion may determine to impose and the value of a Restricted Stock Unit may be paid to the Grantee by delivery of such property as the Committee shall determine, including, without limitation, cash or Stock, or any combination thereof.

 (b)       Restrictions. The Committee may condition, restrict or limit the grant of a Stock Award or Restricted Stock Units on the achievement of enumerated performance objectives or, with respect to Stock Awards or Restricted Stock Units issued to an Employee or a Consultant, on such Employee’s or Consultant’s continued employment or service to the Corporation through a specified period of time. The restricted period specified in respect of any Stock Award or Restricted Stock Unit shall not be less than three years, except that the Committee may (i) provide for the restricted period to terminate at any time after one year upon the attainment of performance-based objectives, and (ii) grant Stock Awards or Restricted Stock Units of up to 30,000 shares of Stock without regard to this limitation. Furthermore, the Committee may not terminate the restrictions applicable to outstanding Stock Awards or Restricted Stock Units except in connection with a Change in Control. The Committee may grant an unrestricted Stock Award or Restricted Stock Units only if the Committee determines that such Stock Award is made in lieu of all or a portion of salary or cash bonus of comparable value.

 (c)       Rights of Holders of Restricted Stock. During the period in which any shares of Stock received pursuant to a Stock Award are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Grantee to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

 (d)       Rights of Holders of Restricted Stock Units. A Grantee receiving an Award of Restricted Stock Units shall not possess voting rights, nor the right to receive cash dividends with respect to such Award, unless a right to Dividend Equivalents is included in the Award Agreement for such Award of Restricted Stock Units. If a right to Dividend Equivalents is included  in the Award Agreement for an Award of Restricted Stock Units, then any Stock or any other property distributed as a dividend or otherwise with respect to the Stock underlying such Award as to which the restrictions  have not yet lapsed shall be subject to the same restrictions as such Award of Restricted  Stock Units, and may either be automatically deemed invested in additional Restricted  Stock Units or held by the Corporation  in escrow for the Grantee, and shall be paid to the Grantee at the same time as the Restricted Stock Units. “Dividend Equivalents” means an amount credited under a Grantee’s Restricted Stock Unit, which amount is equal to the dividends paid on the Stock, if any, determined as if the Restricted Stock Unit was shares of Stock on the record date of any such dividend.”

Section 9. Payment of Awards.

 (a)       In General.  Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee  deems appropriate,  including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

 (b)       Withholding. The Corporation  shall be entitled to deduct from any payment  under the Plan, regardless of the form of such payment, the amount of all applicable  income and employment taxes required by law to be withheld with respect to such payment or may require the Grantee to pay to the Corporation such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Grantee to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of shares of Stock due as a result of such Award, or by permitting the Grantee to deliver to the Corporation, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes.  Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion  of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting  under Section 16(a) of the Exchange  Act, (ii) there is a substantial  likelihood  that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability  under Section 16 of the Exchange  Act, or (iii) there is a substantial likelihood  that the use of such form of payment would result in accounting  treatment to the Corporation  under generally  accepted accounting  principles that the Committee reasonably determines is adverse to the Corporation.

Section 10.  Effect of Termination of Relationship with the Corporation.

 (a)       Committee Rules.  The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Grantee’s Awards under the Plan in the event of such Grantee’s death, Disability, and termination.  In addition, notwithstanding the provisions of this Section 10, the terms of an Award Agreement or the rules and regulations promulgated by the Committee and in effect from time to time, the Committee shall have the right to extend the period for exercise of any Option or SAR, provided such extension does not exceed the term of such Option or SAR.

 (b)       Death. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee’s death prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within one year after the date of the Grantee’s death and then only:

 (i)       by the beneficiary designated by the Grantee in a writing submitted to the Corporation prior to the Grantee’s death, or in the absence of same, by the Grantee’s estate or by or on behalf of such person or persons to whom the Grantee’s rights pass under his or her will or the laws of descent and distribution,

 (ii)       to the extent that the Grantee would have been entitled to exercise the Option or SAR at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Agreement,  and

 (iii)       prior to the expiration of the term of the Option or SAR.

 (c)       Disability. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee’s Disability prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised  in whole  or in part within one year after the date of the Grantee’s Disability and then only:

 (i)       by the Grantee or his or her legal representative,

 (ii)       to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and

 (iii)       prior to the expiration of the term of the Option or SAR.

 (d)       Other Termination. Unless otherwise decided by the Committee and provided in an Award Agreement, the termination of a Grantee’s employment, consulting relationship or term of directorship with the Corporation for a reason other than the Grantee’s death or Disability and prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised  in whole or in part within three months after the date of the Grantee’s termination and then only:

 (i)       by the Grantee or his or her legal representative,

 (ii)       to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her termination, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and

 (iii)       prior to the expiration of the term of the Option or SAR.

(e)       Treatment of Intra-Corporation Transfers. In the case of an Employee or Consultant, the transfer between the Corporation and any Subsidiary shall not be deemed to be a termination of employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of employment or consulting relationship.

Section 11.  General Provisions.

 (a)       Award Agreement. Each Award grant shall be evidenced by a written Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve. The terms and provisions of Award Agreements may vary among Grantees and among different Awards granted to the same Grantee. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

 (b)       No Right to Further Awards or Continued Service. The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee’s employment or consultant relationship with the Corporation or its Subsidiaries.  All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

 (c)       No Right, Title, or Interest in Corporation Assets. No Grantee shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Stock, such rights are granted to the Grantee under the Plan. To the extent any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Grantee shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded and the Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Award.

 (d)       Nonassignability.

 (i)       Except as otherwise determined by the Committee or as otherwise provided  in Section 11(d)(ii) hereof, no Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Award shall be exercisable  during the Grantee’s lifetime only by the Grantee.

 (ii)       The Committee  shall have the discretionary authority to grant NQSOs or amend outstanding NQSOs to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following  terms and conditions shall apply to all transfers of NQSOs:

(A)       Except as otherwise permitted by the Committee, in its sole and absolute discretion, only Directors and corporate officers of the Corporation shall be permitted to transfer their NQSOs, and such individuals must be a Director or a corporate officer on the date of transfer.

(B)       Transfers shall only be permitted to:  (1) the transferor’s Immediate Family Members; (2) a trust or trusts for the exclusive benefit of the transferor’s Immediate Family Members; or (3) a family partnership or family limited partnership in which each partner is, at the time of transfer and all time subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

(C)       All transfers shall be made for no consideration.

(D)       Once a NQSO is transferred, any subsequent transfer of such transferred NQSO shall, notwithstanding Section 11(d)(i) hereof to the contrary, be permitted; provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 11(d)(ii), with the exception of Section 11(d)(ii)(A) hereof.

(E)       In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

(F)       In order for a transfer in accordance with Section 11(d)(ii) to be effective, the transferor must agree in writing prior to the transfer on a form provided by the Corporation to pay any and all payroll and withholding taxes due upon exercise of the transferred NQSO.  In addition, prior to the exercise of the transferred NQSO by the transferee, arrangements must be made by the Grantee with the Corporation for the payment of any and all payroll and withholding taxes.

(G)       Upon transfer, a NQSO continues to be governed by and subject to the terms and conditions of the Plan. A transferee of a NQSO is entitled to the same rights as the Grantee to whom such NQSO was originally granted, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant of the NQSO, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

(H)       The Corporation shall be under no obligation to provide a transferee with any notice regarding the transferred NQSO held by the transferee upon forfeiture or any other circumstance.

(e)        Regulatory Approvals and Listings. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

(i)        The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

(ii)        Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion  and upon the advice of counsel, deem necessary or advisable;

(iii)        The obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

(iv)        The execution by the Grantee (or the Grantee’s legal representative)  of such written representation  that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act and the placement upon certificates for such shares of an appropriate  legend in connection  therewith.

(f)        In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the Award Agreement relating to such Option.

(g)        Section 409A.  Notwithstanding anything to the contrary in this Agreement:

(i)        This Plan and each Award granted hereunder shall be interpreted to comply with or be exempt from Code Section 409A to the extent applicable, and all provisions of this Plan and each Award granted hereunder shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.  In no event whatsoever will the Corporation be liable for any additional tax, interest or penalties that may be imposed on any Grantee under Code Section 409A or any damages for failing to comply with Code Section 409A.

(ii)        A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award granted hereunder providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Plan and any Award granted hereunder, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”  If a Grantee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered nonqualified deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be paid until the expiration of the Delay Period.  Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 11(g)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to the Grantee in a lump sum, and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(h)       Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

(i)       No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Grantee on account of participation in the Plan.

(j)       Amendment or Termination. The Board may, at any time and for any reason, with or without prior notice, suspend, discontinue or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Awards previously granted hereunder. In addition, the Board may, at any time and for any reason, with or without prior notice, amend the Plan in any manner, but may not without stockholder approval, adopt any amendment which would:  (i) increase the number of shares available under the Plan; (ii) expand the types of Awards available under the Plan; (iii) expand the class of persons eligible to participate in the Plan; (iv) extend the term of the Plan; (v) be a material amendment to the Plan, including, but not limited to, a change in the method of determining the exercise price of Options issued under the Plan; (vi) allow for repricing of Options or SARs issued under the Plan; (vii) terminate restrictions applicable to Awards (except in connection with a Grantee’s death, Disability or termination of employment or in connection with a Change in Control); or (viii) require the vote of the stockholders if such approval is necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of Corporation are listed.

(k).       Effective Date and Duration of Plan.  The adoption of the Plan was approved by the Board of Directors on April 17, 2024, subject, however, to approval by the stockholders of the Corporation by a majority of the votes cast in person or by proxy at the 2024 annual meeting of the Corporation’s stockholders including any adjournment thereof.  The effective date of the Plan shall be July 16, 2024, the date of such approval by the Corporation’s stockholders. Awards may not be granted under the Plan after July 15, 2034, but Awards theretofore granted may extend beyond that date.

ULTRALIFE CORPORATION
2000 TECHNOLOGY PARKWAY
NEWARK, NY 14513

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 15, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 15, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52565-P12659 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ULTRALIFE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Michael E. Manna 02) Janie Goddard 03) Thomas L. Saeli 04) Robert W. Shaw II 05) Bradford T. Whitmore

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote AGAINST proposal 4.

NOTE: The proxy or proxies is/are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K Wrap are available at www.proxyvote.com

V52566-P12659

ULTRALIFE CORPORATION
2024 Annual Meeting of Stockholders
July 16, 2024
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Philip A. Fain and Scott D. Champagne and each or either of them as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of Ultralife Corporation owned by the undersigned at the Annual Meeting of Stockholders to be held on July 16, 2024 at 9:00 A.M., Eastern Time, at the Sheraton Charlotte Airport Hotel located at 3315 Scott Futrell Drive, Charlotte, NC 28202, and at any adjournments or postponements of such meeting, on the matters listed in this proxy and described in the notice of annual meeting and proxy statement and upon such other business as may properly come before such meeting and any adjournments thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and proposals 1 through 3 to be voted on at the Annual Meeting have been proposed by the Board of Directors of the Company. Proposal 4 has been submitted for vote by a stockholder. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the five named nominees for director, FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024, FOR the adoption of the Ultralife Corporation 2024 Long-Term Incentive Plan and AGAINST the stockholder proposal entitled "Directors to be Elected by Majority Vote". The undersigned acknowledges receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated May 28, 2024, describing more fully the proposals set forth in this proxy.

(continued and to be signed on the reverse side)